Exhibit 10.8


                         CORNPRODUCTSMCP SWEETENERS LLC


                       LIMITED LIABILITY COMPANY AGREEMENT


                          DATED AS OF DECEMBER 1, 2000



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                                TABLE OF CONTENTS
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ARTICLE I  GENERAL DEFINITIONS.................................................2

     1.1.  Definitions.........................................................2
     1.2.  Interpretation......................................................9

ARTICLE II  ORGANIZATION.......................................................9

     2.1.  Formation...........................................................9
     2.2.  Name................................................................9
     2.3.  Purposes............................................................9
     2.4.  Duration...........................................................10
     2.5.  Registered Office and Registered Agent; Principal and Executive
             Offices..........................................................10
     2.6.  Qualification in Other Jurisdictions...............................10
     2.7.  No State-Law Partnership...........................................10

ARTICLE III  MEMBERS..........................................................11

     3.1.  Initial Members....................................................11
     3.2.  Admission of Additional Members....................................11

ARTICLE IV  CAPITAL CONTRIBUTIONS.............................................11

     4.1.  Initial Capital Contributions......................................11
     4.2.  Initial Voting Interests...........................................13
     4.3.  No Further Required Capital Contributions..........................13
     4.4.  Borrowings by the Company..........................................13
     4.5.  Capital Accounts...................................................13
     4.6.  Return of Capital Contributions....................................16
     4.7.  Interest...........................................................16
     4.8.  Loans from Members.................................................16

ARTICLE V  ALLOCATIONS AND DISTRIBUTIONS......................................16

     5.1.  Allocations of Income, Gain, Loss, Deduction and Credit from the Sale of Designated Products..................................16
     5.2.  Allocations of Income, Gain, Loss, Deduction and Credit from the Commission Sales of Optional and Imported Products...........16
     5.3.  Allocations of Other Income, Gain, Loss, Deduction and Credit......17
     5.4.  Monthly Allocation, Allocation Methodology.........................17
     5.5.  Allocations on Dissolution and Winding Up..........................17
     5.6.  Book/Tax Disparities; Section 754 Elections; Etc...................17
     5.7.  Allocation of Nonrecourse Deductions...............................18
     5.8.  Allocation of Member Nonrecourse Deductions........................18
     5.9.  Minimum Gain Chargeback............................................18
     5.10.  Member Minimum Gain Chargeback....................................18
     5.11.  Qualified Income Offset...........................................18
     5.12.  Limitations on Loss Allocation....................................19


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     5.13.  Curative Allocations..............................................19
     5.14.  Interest in Company Profits.......................................19
     5.15.  Distributions in Kind.............................................19
     5.16.  Allocations and Distributions to Transferred Interests............20
     5.17.  Distributions of Distributable Funds..............................20
     5.18.  Order of Application..............................................20

ARTICLE VI  RIGHTS, POWERS AND OBLIGATIONS OF MEMBERS.........................21

     6.1.  Authority; Liability to Third Parties..............................21
     6.2.  Transfer of Membership Interests...................................21
     6.3.  Admission of Transferee as Member..................................22
     6.4.  Confidentiality....................................................22
     6.5.  Non-Solicitation...................................................23
     6.6.  Restriction on Activities..........................................23

ARTICLE VII  MEETINGS OF MEMBERS..............................................23

     7.1.  Place of Meetings..................................................23
     7.2.  Meetings...........................................................23
     7.3.  Notice.............................................................24
     7.4.  Waiver of Notice...................................................24
     7.5.  Quorum.............................................................24
     7.6.  Voting.............................................................24
     7.7.  Conduct of Meetings................................................24
     7.8.  Action by Written Consent..........................................25
     7.9.  Required Approvals of Members......................................25
     7.10.  Proxies...........................................................25

ARTICLE VIII  MANAGEMENT OF THE COMPANY.......................................25

     8.1.  Management of Business.............................................25
     8.2.  Number and Election of Managers....................................25
     8.3.  General Powers of Managers.........................................26
     8.4.  Chairman of the Board of Managers..................................26
     8.5.  Required Approvals of Managers.....................................27
     8.6.  Authority of Individual Managers...................................28
     8.7.  Place of Meetings..................................................28
     8.8.  Regular Meetings...................................................28
     8.9.  Special Meetings...................................................28
     8.10.  Proxies...........................................................28
     8.11.  Quorum of and Action by Managers..................................28
     8.12.  Quorum of and Action by Managers with Respect to Special Items....28
     8.13.  Compensation......................................................29
     8.14.  Resignation and Removal...........................................29
     8.15.  Vacancies.........................................................29
     8.16.  Action by Written Consent.........................................29


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     8.17.  Other Business....................................................29
     8.18.  Standard of Care; Liability.......................................29
     8.19.  Appointment of Employees; Responsibilities........................30
     8.20.  Company Accountants...............................................30

ARTICLE IX  OWNERSHIP OF COMPANY PROPERTY.....................................31


ARTICLE X  FISCAL MATTERS; BOOKS AND RECORDS..................................31

     10.1.  Bank Accounts; Investments........................................31
     10.2.  Records Required by Act; Right of Inspection......................31
     10.3.  Books and Records of Account......................................32
     10.4.  Tax Returns and Information.......................................32
     10.5.  Delivery of Financial Statements to Members.......................32
     10.6.  Business Plan and Budgets.........................................32
     10.7.  Audits............................................................32
     10.8.  Fiscal Year.......................................................32
     10.9.  Tax Elections.....................................................32
     10.10.  Tax Matters Member...............................................33

ARTICLE XI  INDEMNIFICATION AND INSURANCE.....................................33

     11.1.  Indemnification and Advancement of Expenses.......................33
     11.2.  Insurance.........................................................35
     11.3.  Limit on Liability of Members.....................................35
     11.4.  Tax-Related Indemnification Obligations...........................35

ARTICLE XII  DISSOLUTION AND WINDING UP.......................................36

     12.1.  Events Causing Dissolution........................................36
     12.2.  Effective Date of Dissolution.....................................37
     12.3.  Certain Termination Fees..........................................37
     12.4.  Operation Prior to Effective Date of Dissolution..................38
     12.5.  Winding Up........................................................38
     12.6.  Compensation of Liquidator........................................41
     12.7.  Distribution of Company Property and Proceeds of Sale Thereof.....41
     12.8.  Final Audit.......................................................41
     12.9.  Deficit Capital Accounts..........................................42

ARTICLE XIII  DISPUTE RESOLUTION..............................................42

     13.1.  Negotiation of Disputes...........................................42
     13.2.  Agreement to Mediate..............................................42
     13.3.  Commencement of Litigation........................................43
     13.4.  Continuity of Service and Performance.............................43

ARTICLE XIV  MISCELLANEOUS PROVISIONS.........................................43


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     14.1.  Conference Telephone Meetings.....................................43
     14.2.  Electronic Meetings...............................................43
     14.3.  Counterparts......................................................43
     14.4.  Entire Agreement..................................................43
     14.5.  Partial Invalidity................................................43
     14.6.  Amendment.........................................................44
     14.7.  Binding Effect....................................................44
     14.8.  Offset............................................................44
     14.9.  Effect of Waiver or Consent.......................................44
     14.10.  Further Assurances...............................................44
     14.11.  Governing Law....................................................44


SCHEDULE I -     MEMBER INTERESTS
SCHEDULE II-     ANCILLARY AGREEMENTS
SCHEDULE III -   DESIGNATED PRODUCTS
SCHEDULE IV -    IMPORTED PRODUCTS
SCHEDULE V-      FORM OF SUPPLY AGREEMENT


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                         CORNPRODUCTSMCP SWEETENERS LLC

                       LIMITED LIABILITY COMPANY AGREEMENT

                      A DELAWARE LIMITED LIABILITY COMPANY

                  THIS AGREEMENT is made and entered into as of December 1, 2000 by and among Corn Products International, Inc., a Delaware corporation ("Corn Products"), Minnesota Corn Processors, LLC, a Colorado limited liability company ("MCP") (Corn Products and MCP being herein referred to individually as a "Member" and collectively as the "Members"), and CornProductsMCP Sweeteners LLC, a Delaware limited liability company (the "Company").


                              PRELIMINARY STATEMENT

                  WHEREAS, Corn Products and MCP have filed a Certificate of Formation with the Secretary of State of the State of Delaware to organize the Company under and pursuant to the Delaware Limited Liability Company Act.

                  WHEREAS, the Company's primary activity shall initially be to serve as the sales and distribution outlet for the Members in the designated product categories. These sales activities apply to such products produced within the United States and sold in the United States, Canada and Mexico. The Company will also offer on a commission basis certain other sales, marketing and distribution services to the Members with respect to certain optional products and will engage in the sale, marketing and distribution within the United States of certain imported products on a commission basis. Finally, the Company will indirectly distribute designated products on a commission basis exclusively through Corn Products' Affiliates in Canada and Mexico. The authority of the Members to engage in the foregoing activities is subject to the restrictions contained herein.

                  WHEREAS, upon the terms and subject to the conditions set forth herein, each of Corn Products and MCP are concurrently with the execution of this Agreement acquiring certain Membership Interests (as herein defined) in the Company.

                  WHEREAS, in accordance with the Delaware Limited Liability Company Act, each of the Company and the Members desire to enter into this Agreement to set forth the respective rights, powers and interests of the Members with respect to the Company and their respective Membership Interests therein and to provide for the management of the business and operations of the Company.

                  NOW, THEREFORE, in consideration of the mutual promises and agreements made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


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                                    ARTICLE I

                               GENERAL DEFINITIONS

         1.1. Definitions. As used in this Agreement, the following terms shall each have the meaning set forth in this Article I, (unless the context otherwise requires).

                  "AAA" means the American Arbitration Association.

                  "ACQUIRING PERSON" means any Person or two or more Persons that act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities, other equity interests or all or substantially all of a business or its assets.

                  "ACT" means the Delaware Limited Liability Company Act, as it may be amended from time to time, and any successor to such Act.

                  "ACTION" means any action, claim, suit, arbitration, inquiry, subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any governmental or other regulatory or administrative entity, agency or commission or any arbitration tribunal.

                  "ADJUSTED CAPITAL ACCOUNT" means, with respect to any Member, the balance, if any, in such Member's Capital Account as of the end of the relevant taxable year, after: (i) crediting to such Capital Account any amounts that such Member is obligated to restore pursuant to Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations (or is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations) and (ii) debiting to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.

                  "ADJUSTED PROPERTY" means any property the Carrying Value of which has been adjusted pursuant to Section 4.5(e).

                  "AFFILIATE" means, when used with reference to a specific Person (or when not referring to a specific Person shall mean an Affiliate of a Member), any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specific Person.

                  "AGGREGATE CONTRIBUTIONS" means, at any time, the sum of the Capital Contributions of all Members theretofore made to the Company.

                  "AGREED VALUE" means the fair market value of Contributed Property, as established by the Members in Article IV.

                  "AGREEMENT" means this Limited Liability Company Agreement, including all schedules and exhibits referred to in and attached to this Agreement, as originally executed and as subsequently amended from time to time in accordance with the provisions hereof.


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                  "ANCILLARY AGREEMENTS" means the agreements listed in Schedule
II hereto, as originally executed and as subsequently amended from time to time in accordance with the provisions hereof.

                  "ARBITRATION ACT" means the United States Arbitration Act, 9 U.S.C.ss.ss.1-16, as the same may be amended from time to time.

                  "ASSOCIATED" means, as to any Member, an officer, director, employee, agent or other representative of such Member, or a Person otherwise entitled to receive a financial benefit from or through such Member or any of its Affiliates.

                  "BANKRUPTCY" means, with respect to any Member, the happening of any one or more of the following events: (a) a Member: (i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudged bankrupt or insolvent, or there has been entered against such Member an order for relief, in any bankruptcy or insolvency proceeding; (iv) files a petition or answer seeking in respect of such Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Member in any proceeding of a nature described above; or (vi) seeks, consents or acquiesces in the appointment of a trustee, receiver or liquidator of such Member or of all or any substantial part of such Member's properties; or (b) 120 days after the commencement of any proceeding against any Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if such proceeding has not been dismissed, or within 90 days after the appointment without such Member's consent or acquiescence of a trustee, receiver or liquidator of the Member or of all or any substantial part of such Member's properties, if such appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, if such appointment is not vacated.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code, as now in effect or as hereafter amended.

                  "BULK" means finished products sold by pipeline or single container, rail car or other transportation vehicle where the finished product pipeline shipment, container, rail car or vehicle load has a capacity in excess of five tons. Bulk does not include a single container, rail car or other transportation vehicle containing subcontainers or packages of less than five tons. Excluded from this definition of Bulk shall be any such products sold or otherwise transferred to a third party and normally delivered by pipeline for processing into finished products other than Designated Products.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday and those legal public holidays specified in 5 U.S.C. ss. 6103(a), as the same may be amended from time to time.

                  "BUSINESS PLAN" means a business and profit plan with respect to each fiscal year of the Company containing forecasts by customer of price and volume, sales targets, forecasts of capital, operating, transportation and other expenses, and forecasts of commission income, and such additional information as shall be agreed to by the Managers.


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                  "CAPITAL ACCOUNT" means the Capital Account maintained for each Member pursuant to Section 4.5 of this Agreement.

                  "CAPITAL CONTRIBUTION" means the total amount of cash and property, including Initial Capital Contributions and Subsequent Capital Contributions, if any, contributed to the Company by all the Members or any one Member, as the case may be.

                  "CARRYING VALUE" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, cost recovery and amortization deductions charged to the Capital Accounts pursuant to Section 4.5(d) with respect to such property, as well as any other reductions as a result of sales, retirements and other dispositions of assets included in a Contributed Property, as of the time of determination, (b) with respect to an Adjusted Property, the value of such property immediately following the adjustment provided in Section 4.5(e) reduced (but not below zero) by all depreciation, cost recovery and amortization deductions charged to the Capital Accounts pursuant to Section 4.5(d) with respect to such property, as well as any other reductions as a result of sales, retirements or dispositions of assets included in Adjusted Property, as of the time of determination, and
(c) with respect to any other property, the adjusted basis of such property for federal income tax purposes as of the time of determination.

                  "CERTIFICATE OF FORMATION" means the Certificate of Formation of the Company described in Section 2.1.

                  "CHANGE IN CONTROL" means, with respect to a Member, (i) the sale or other transfer to an Acquiring Person of all or substantially all of the business or assets of such Member or (ii) the sale or other transfer to an Acquiring Person of the direct or Beneficial Ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of more than 50% of the Voting Power of such Member.

                  "CODE" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

                  "COMMISSION SALES AGREEMENT" means an individual agreement or agreements between or among the Company and Corn Products and/or MCP or certain Affiliates of Corn Products related to the sale of Imported Products, Optional Products and products sold by the Company into Mexico and Canada.

                  "COMPANY" means CornProductsMCP Sweeteners LLC, the limited liability company formed by the filing of the Certificate of Formation, as constituted from time to time.

                  "COMPANY ACCOUNTANTS" means the independent certified public accounting firm appointed from time to time by the Managers.

                  "COMPANY PROPERTY OR PROPERTIES" means all interests, properties, whether real, personal or intellectual, and rights of any type owned or held by the Company, whether owned or held by the Company at the date of its formation or thereafter acquired.


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                  "CONTRIBUTED PROPERTY" means property or other consideration
(other than cash) contributed to the Company in exchange for Membership Interests under Article IV.

                  "DEFAULT" means any material default with respect to a duty under or a covenant of this Agreement or any of the Ancillary Agreements which has not been cured by the defaulting Member within 60 days after receipt by the defaulting Member of Written Notification of such default from the non-defaulting Member.

                  "DESIGNATED PERSON" means Archer Daniels Midland Corporation, Cargill, Inc., Tate & Lyle Ltd. PLC, Coca Cola Corporation, Pepsi Cola Corporation or Cott Beverages, or any Affiliate of any of the foregoing.

                  "DESIGNATED PRODUCTS" means the following finished products
(a) Bulk Liquid High Fructose Corn Syrup (up to 85 percent fructose); (b) Bulk Liquid Corn Syrups, including Low Dextrose Equivalent, Regular Dextrose Equivalent, High Dextrose Equivalent and High Maltose; (c) Bulk Liquid Blends (consisting of any two or more of the following products: (i) Liquid High Fructose Corn Syrup (up to 85 percent fructose), (ii) Liquid Corn Syrup, and
(iii) Liquid Sucrose); (d) Bulk Liquid Dextrose (99 percent, 95 percent and Versatose); (e) Bulk Unmodified Food Starch; and, (f) all modifications, reformulations or newly-developed sweetener products that are produced by either of the Members and are within the product descriptions set forth in (a) through
(e); provided, however, that the Designated Products shall not include those quantities of the foregoing sweetener products that either of the Members is obligated as of November 17, 2000 to supply to a third party pursuant to a contract that, by its terms, cannot be assigned to the Company. Schedule III sets forth the specific product codes of each individual product included as a Designated Product. The Members shall update Schedule III at least annually in connection with the preparation of the Business Plan to reflect the addition or deletion of any specific product codes that are appropriate to conform to the foregoing definition.

                  "DISSOLUTION NOTICE" means Written Notification of a Member's election to dissolve the Company, given pursuant to Section 12.1(d).

                  "DISTRIBUTABLE FUNDS" means all funds received by or released to the Company or otherwise released from hold-backs or reserves during any period (including all interest income from temporary investments made by the Company pending distribution of funds), after subtracting funds used during such period (a) to pay all costs and expenses incurred during such period, including all expenses incurred in any sale or disposition transaction, (b) to discharge during such period any indebtedness or liabilities of the Company for which such proceeds are to be used and (c) to create or increase during such period such reserves or hold-backs as the Managers may determine for the discharge of known or existing liabilities or obligations of the Company or otherwise for the Company's present or future obligations, needs or business opportunities. The method for calculating Distributable Funds shall be reviewed at least annually and any changes in this definition approved by the Managers shall supercede this definition.

                  "EXCESS AMOUNT" means the aggregate amount in a Member's Capital Account in excess of the amount attributable to such Member's Capital Contribution.


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                  "EXECUTIVE OFFICES" means the office of the Company located in the northwestern suburbs of Chicago, Illinois, unless another location is agreed to by the Members.

                  "IMPORTED PRODUCTS" means all Designated Products which are produced by a Member or its Affiliates outside the United States and exported into and sold in the United States. Schedule IV sets forth the specific product codes of each individual product included as a Designated Product. The Members shall update Schedule IV at least annually in connection with the preparation of the Business Plan to reflect the addition or deletion of any specific product codes that are appropriate to conform to the foregoing definition.

                  "INITIAL CAPITAL CONTRIBUTION" has the meaning specified in
Section 4.1.

                  "INITIAL MEMBERS" means each Person listed on Schedule I of this Agreement, and any Affiliate of such Person that, at the time of determination, holds Membership Interests.

                  "INTERIM CAPITAL TRANSACTION" means (a) a transaction pursuant to which the Company borrows funds, including, without limitation, a refinancing of any Company debt, (b) a sale, condemnation or other disposition of all or a portion of the Company assets or (c) the receipt of insurance proceeds or other damage recoveries by the Company, in any such case which does not result in and is not entered into in connection with the dissolution and termination of the Company.

                  "MANAGERS" means, at any time, the Persons elected in accordance with Section 8.2 who are then managing the Company in accordance with
Article VIII.

                  "MEMBER NONRECOURSE DEBT" means any liability (or portion thereof) of the Company that constitutes debt which, by its terms, is nonrecourse to the Company and the Members, but for which a Member bears the economic risk of loss, as determined under Section 1.704-2(b)(4) of the Treasury Regulations.

                  "MEMBER NONRECOURSE DEBT MINIMUM GAIN" means an amount of gain characterized as "partner nonrecourse debt minimum gain" under Section 1.704-2(i)(2) and 1.704-2(i)(3) of the Treasury Regulations. Subject to the preceding sentence, Member Nonrecourse Debt Minimum Gain shall mean an amount, with respect to each Member Nonrecourse Debt, equal to the Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability.

                  "MEMBERS" means, at any time, the Persons who then own Membership Interests in the Company.

                  "MEMBERSHIP INTEREST" means, with respect to any Member at any time, the rights, liabilities and other interests of such Member in the Company including all its rights, liabilities and other interests pursuant to this Agreement.

                  "MINIMUM GAIN" means the amount determined by computing with respect to each Nonrecourse Liability of the Company the amount of gain, if any, that would be realized by the Company if it disposed of the property securing such liability in full satisfaction thereof, and by then aggregating the amounts so computed.


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                  "NONRECOURSE LIABILITY" means a liability (or that portion of a liability) with respect to which no Member bears the economic risk of loss as determined under Section 1.704-2(b)(3) of the Treasury Regulations.

                  "NORTH AMERICA" means the United States, Canada and Mexico.

                  "NOTIFICATION" means all notices permitted or required to be given to any Person hereunder. Such Notifications must be given in Writing or by facsimile transmission and will be deemed to be duly given on the date of delivery if delivered in person or through facsimile or on the earlier of actual receipt or three (3) Business Days after the date of mailing if mailed by registered or certified mail, first class postage prepaid, return receipt requested, to such Person. All such notices shall be sent to the address of such Person on the Company records.

                  "OPTIONAL PRODUCTS" means any products specified by the Member desiring to sell the product and consented to by the other Members (which consent shall not be unreasonably withheld) that are not Designated Products, which Optional Products may include, but are not limited to, High Fructose Corn Syrup (over 85 percent fructose), Dry Dextrose, Modified Food Starches, Maltodextrin, Dry Bulk Sucrose, Liquid Bulk Sucrose, certain Specialty Products, Non-Bulk Unmodified Food Starches and certain products that would have been Designated Products if they had not been the subject of unassignable contracts.

                  "PERSON" means any general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, governmental agency, cooperative, association, individual or other entity, and the heirs, executors, administrations, legal representatives, successors and assigns of such person, as the context may require.

                  "PLAN OF DISSOLUTION" means a Plan of Dissolution approved by all Members as contemplated by Section 12.5.

                  "PRINCIPAL OFFICES" means the office of the Company located in Marshall, Minnesota, unless another location is agreed to by the Members.

                  "PRODUCT CATEGORY" means the groups of Designated or Imported Products identified as Product Categories in the respective Schedules III and IV and the groups of Optional Products described in Addenda to the Commission Sales Agreement.

                  "SCHEDULE I" means the schedule attached hereto and labeled "Schedule I - Member Interests".

                  "SCHEDULE II" means the schedule attached hereto and labeled "Schedule II - Ancillary Agreements".

                  "SCHEDULE III" means the schedule attached hereto and labeled "Schedule III - Designated Products" describing the Designated Products by product description and code assigned by a Member to the individual products falling within the Designated Product categories as of the date of the Agreement.


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                  "SCHEDULE IV" means the schedule attached hereto and labeled
"Schedule IV - Imported Products".

                  "SCHEDULE V" means the schedule attached hereto and labeled "Schedule V - Form of Supply Agreement".

                  "SECTION 705(a)(2)(B) EXPENDITURE" means any expenditure of the Company described in Section 705(a)(2)(B) of the Code and any expenditure considered to be an expenditure described in Section 705(a)(2)(B) of the Code pursuant to Section 704(b) of the Code and the Treasury Regulations thereunder.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SUBSEQUENT CAPITAL CONTRIBUTION" means a Capital Contribution of any Member or of all the Members, as the case may be, other than an Initial Capital Contribution.

                  "SUPPLY AGREEMENT" means an agreement among the Company and Corn Products and MCP related to the sale of Designated Products in the form atached as Schedule V, or as may be otherwise subsequently agreed to by the Company and the Members.

                  "TAX" (and, with correlative meaning, "TAXES") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer or excise tax, or any other tax, custom duty, governmental fee or other like assessment or charge of any kind whatsoever imposed by any governmental authority.

                  "TAX OFFSET AMOUNT" means, for any Member, the amount by which a Tax otherwise payable by the Company is reduced as a result of income being allocated to such Member, Taxes being paid by such Member, or similar event (for a Member including, for example and not by way of limitation, the amount by which the Illinois Personal Property Tax Replacement Income Tax otherwise payable by the Company is reduced as a result of income being distributable to such Member).

                  "TERMINATION" means the termination of a Member's Membership Interest.

                  "TERMINATION FEE" means that amount which one Member must pay to another Member in the amount and at the time specified in Section 12.3.

                  "TRANSFER" means any change in the record or beneficial ownership of a Membership Interest, whether made voluntarily or involuntarily by operation of law.

                  "TREASURY REGULATIONS" means the regulations promulgated by the U.S. Treasury Department pursuant to the Code.

                  "UNITED STATES" means each of the states constituting the United States of America and the Commonwealth of Puerto Rico.


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                  "UNREALIZED GAIN" means the excess (attributable to a Company
Property), if any, of the fair market value of such property as of the date of determination (as reasonably determined by the Managers) over the Carrying Value of such property as of the date of determination (prior to any adjustment to be made pursuant to Section 4.5(e) as of such date).

                  "UNREALIZED LOSS" means the excess (attributable to a Company Property), if any, of the Carrying Value of such property as of the date of determination (prior to any adjustment to be made pursuant to Section 4.5(e) as of such date) over its fair market value as of such date of determination (as reasonably determined by the Managers).

                  "VOTING POWER" means ordinary voting power in the election of the board of directors or similar governing body of a Person, other than the right to vote by reason of the happening of a contingency.

                  "VOTING INTEREST" means, with respect to any Member at any time the percentage interest of such Member as specified in Schedule I of this Agreement.

                  "WRITING OR WRITTEN" means an original paper communication, telegram, cablegram, or a photographic, photostatic, facsimile or similar reproduction of an original paper communication.

         1.2. Interpretation. Each definition in this Agreement includes the singular and the plural, and reference to the neuter gender includes the masculine and feminine where appropriate. References to any statute or regulations means such statute or regulations as amended at the time and include any successor legislation or regulations. The headings to the Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this Agreement. Except as otherwise stated, reference to Articles, Sections and Schedules mean the Articles, Sections and Schedules of this Agreement. The Schedules are hereby incorporated by reference into and shall be deemed a part of this Agreement.

                                   ARTICLE II

                                  ORGANIZATION

         2.1. Formation. The Company has been organized as a Delaware limited liability company under and pursuant to the Act by the filing of a Certificate of Formation with the Office of the Secretary of State of Delaware as required by the Act. In the event of a conflict between the terms of this Agreement and the Certificate of Formation, the terms of the Certificate of Formation shall prevail.

         2.2. Name. The name of the Company is "CornProductsMCP Sweeteners LLC". To the extent permitted by the Act, the Company may conduct its business under one or more assumed names deemed advisable by the Managers.

         2.3. Purposes. The purposes of the Company are to engage in any activity and/or business for which limited liability companies may be formed under the Act (including, without limitation, the activities set forth in the Preliminary Statement of this Agreement). The Company shall have all the powers necessary or convenient to effect any purpose for which it is formed, including all powers granted by the Act.

         2.4. Duration. Subject to Article XII hereof, the Company shall have an initial term expiring at the end of business on December 31, 2003, which term shall be automatically renewed for successive one year terms.

         2.5. Registered Office and Registered Agent; Principal and Executive Offices.

         (a) The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the initial registered office named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Managers may designate from time to time in the manner provided by the Act.

         (b) The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Managers may designate from time to time in the manner provided by the Act.

         (c) The Company shall establish and maintain a Principal Office for the Company. The Principal Office shall serve as the headquarters office for the Company and shall contain such personnel and provide such services as shall be determined by the Managers. The Company shall establish and maintain an Executive Office for the Company. The Executive Office shall serve as the primary office for the President and Chief Executive Officer of the Company and shall contain such other personnel and provide such services as shall be determined by the Managers. The Company may have such other offices as the Managers may designate from time to time.

         2.6. Qualification in Other Jurisdictions. The Managers shall have authority to cause the Company to do business in jurisdictions other than the State of Delaware only if one of the following conditions is satisfied:

         (a) Such jurisdiction has enacted a limited liability company statute, and the Managers shall have approved the qualification of the Company under such statute to do business as a foreign limited liability company in such jurisdiction; or

         (b) The Company shall have obtained an opinion of counsel qualified to practice law in the other jurisdiction to the effect that under the laws of such jurisdiction the Members will not be held liable for any debts or obligations of the Company.

         2.7. No State-Law Partnership. No provisions of this Agreement (including, without limitation, the provisions of Article VIII) shall be deemed or construed to constitute the Company as a partnership (including, without limitation, a limited partnership) or joint venture, or any Member or Manager a partner or joint venturer of or with any other Member or Manager, for any purposes other than federal and state tax purposes.

                                  ARTICLE III

                                     MEMBERS

         3.1. Initial Members. The Initial Members of the Company are listed on
Schedule I of this Agreement and the initial addresses of such Initial Members are as set forth on such Schedule I. As of the date hereof, there are no other Members of the Company and no other Person has any right to take part in the ownership of the Company.

         3.2. Admission of Additional Members. Additional Members of the Company may be added only (i) with the written consent of all of the Members, (ii) if such proposed additional Member satisfies the requirements of Section 6.3, and
(iii) if the Members amend this Agreement as appropriate to provide for the admission of such new Member. No action by the Managers shall be required for the admission of a new Member. If one Member proposes the admission of a new Member or if a Member's Interest is subject to a Change In Control that does not result in Termination, any other Member who reasonably believes that either event will require review and approval of state or federal regulatory authorities may require the Member proposing the new Member or the Member subject to such Change In Control to obtain at its own expense the review and approval of such events by any state or federal regulatory authorities who, upon notification of such events, assert that such review or approval are necessary.

                                   ARTICLE IV

                              CAPITAL CONTRIBUTIONS

         4.1. Initial Capital Contributions.

         (a) Contribution of Cash. At such time or times after the date of this Agreement as the Members shall agree, each Member shall contribute to the initial capital of the Company the sum of $500,000 in cash. Such contribution shall be made by wire transfer to the account of the Company previously identified to the Members.

         (b) Contribution of Customer Lists and Contracts. As of January 1, 2001, each Member shall contribute to the initial capital of the Company, all of its right, title and interest in the following:

                  (i) Customer lists, credit information and other business records to the extent related to the sale or marketing of Designated Products produced in the United States and sold in North America ("Customer Information"); and

                  (ii) Rights arising after December 31, 2000 under assignable contracts, agreements or other commitments for the sale of Designated Products produced in the United States and sold in North America, but only to the extent such rights relate to the sale of Designated Products subsequent to December 31, 2000 ("Contributed Contracts").

Such contribution shall be made by the delivery to the Company of an instrument of assignment and assumption from each Member, which shall contain a schedule of the Contributed Contracts being contributed by such Member, and pursuant to which the Company shall assume all liabilities under such Contributed Contracts arising after December 31, 2000 to the extent such liabilities relate to the sale of Designated Products subsequent to December 31, 2000.

         (c) Agreed Value. The Agreed Value of the foregoing contributions shall be set forth on Schedule I.

         (d) Representations and Warranties. Each Member represents and warrants to the other Member and the Company as follows:

                  (i) Each Member has (or will promptly upon the execution of this Agreement and other Ancillary Agreements requested to be executed by the Member) supply a true and accurate summary of (a) the Member's sale of Designated Products necessary to calculate Base Year Volumes under the Supply Agreement and (b) the Member's sales and commission expenses for Optional or Imported Products to be marketed by the Company in sufficient detail to allow the Company to complete all Commission Sales Agreements. Except as disclosed to the other Member in writing as part of such summary, the Member supplying this information represents and warrants that to the knowledge of the executive officers of such Member there has not been any actual or threatened termination, cancellation or limitation of, or other material adverse change in, that Member's relationship with the customers whose purchases comprise the supplied information that should reasonably be expected to result in the supplied information overstating forecasted sales of Designated Product or forecasted commission income on Optional or Imported Products for calendar year 2001 by greater than ten percent (10%) in the aggregate. This representation and warranty does not apply to fluctuations which may arise from the periodic expiration or termination of customer relationships in the ordinary course of business and does not constitute a warranty by either Member that such relationships will be renewed upon any such expiration or termination.

                  (ii) Such Member has, and as of December 31, 2000 will have, performed all of its obligations under each of the Contributed Contracts to be contributed by it to the Company as provided above, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute a default or breach thereunder by such Member.

         (e) Execution of Supply Agreement and Ancillary Agreements. As of January 1, 2001, the Members and the Company shall execute the following:

                  (i) The Supply Agreement;

                  (ii) One or more Commission Sales Agreements containing terms and conditions substantially as set forth in the Supply Agreement, with such additional or modified terms as may be mutually agreed by the Members;

                  (iii) One or more services agreements providing for the provision of certain services by the Members to the Company and by the Company to the Members containing such terms and conditions as may be mutually agreed by the Members;

                  (iv) One or more employee services/leasing agreements providing for the provision of certain employee-related services by the Members to the Company containing such terms and conditions as may be mutually agreed by the Members;

                  (v) One or more trademark licensing agreements providing for the licensing of certain trademarks by the Members to the Company containing such terms and conditions as may be mutually agreed by the Members; and

                  (vi) Such other agreements, bills of sale or other documentation as may be mutually agreed by the Members or as may be reasonably necessary to effect the purposes of this Section 4.1.

         (f) Sale of Other Assets. From time to time after the date hereof, the Members may sell or otherwise transfer to the Company certain additional assets of the Members related to the business of the Company, including in particular finished goods inventory of Designated Products existing as of January 1, 2001, certain tangible personal property that is usable by the Company in the operation of its business, or certain logistics related contracts or equipment. Such assets shall be sold or otherwise transferred pursuant to one or more bills of sale or other instruments of transfer and upon such terms as shall be mutually agreed by the Members.

         4.2. Initial Voting Interests. Each Member shall be entitled to a fifty percent (50%) Voting Interest in the Company.

         4.3. No Further Required Capital Contributions. No Initial Member shall be obligated to make any Capital Contributions other than the Initial Capital Contributions, except as shall be agreed by the Members.

         4.4. Borrowings by the Company. Any outside borrowings from banks, other commercial lenders or third parties shall be nonrecourse to the Members unless otherwise approved by the Members. The Managers may establish prudent borrowing facilities (including borrowings from Members) and use the proceeds thereof to finance the operation of the Company's business or for any other proper purposes. If approved by all Members and subject to any limitations in the Company's then existing credit facilities, the Company may authorize the pledge of each outstanding Membership Interest to secure Company indebtedness or obligations authorized by the Managers. In such event, each Member hereby agrees to execute and deliver such pledge agreements, consents, financing statements or other certificates, instruments, agreements, notices or other documents as the Managers by deem reasonably necessary or advisable in connection therewith.

         4.5. Capital Accounts.

         (a) A Capital Account shall be established and maintained for each Member. Each Member's Capital Account (i) shall be increased by (A) the amount of money contributed or deemed to be contributed by that Member to the Company,
(B) the Agreed Value of Contributed Property by that Member to the Company (net of liabilities secured by the Contributed Property that the Company is considered to assume or take subject to Section 752 of the Code), and (C) allocations to that Member of Company income and gain (or items thereof), including income and gain exempt from tax and income and gain described in
Section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations, but excluding income and gain described in Section 1.704-1(b)(4)(i) of the Treasury Regulations, and
(ii) shall be decreased by (A) the amount of money distributed to that Member by the Company, (B) the fair market value of property distributed to that Member by the Company (net of liabilities secured by the distributed property that the Member is considered to assume or take subject to Section 752 of the Code), (C) allocations to that Member of Section 705(a)(2)(B) Expenditures, and (D) allocations of Company loss and deduction (or items thereof), including loss and deduction described in Section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations, but excluding items described in clause (a)(i)(C) of this paragraph and loss or deduction described in Section 1.704-1(b)(4)(i) or Section 1.704-1(b)(4)(iii) of the Treasury Regulations.

         (b) Except as otherwise provided herein, whenever it is necessary to determine the Capital Account of any Member for purposes of this Agreement, the Capital Account of the Member shall be determined after giving effect to (i) all Capital Contributions made or deemed to have been made to the Company on or after the date of this Agreement, (ii) all allocations of income, gain, deduction and loss pursuant to Article V for operations and transactions effected on or after the date of this Agreement and prior to the date such determination is required to be made under this Agreement and (iii) all distributions made on or after the date of this Agreement.

         (c) Upon the Transfer of a Membership Interest in the Company after the date of this Agreement, if such Transfer does not cause a termination of the Company within the meaning of Section 708(b)(1)(B) of the Code, the Capital Account of the transferor Member that is attributable to the transferred interest will be carried over to the transferee Member but, if the Company has an election in effect under Section 754 of the Code, the Capital Account will be adjusted to reflect any adjustment required as a result thereof by the Treasury Regulations promulgated pursuant to Section 704(b) of the Code.

         (d) The realization, recognition and classification of any item of income, gain, loss or deduction for Capital Account purposes shall be the same as its realization, recognition and classification for federal income tax purposes; provided, however, that:

                  (i) Any deductions for depreciation, cost recovery or amortization attributable to a Contributed Property shall be determined as if the adjusted tax basis of such property on the date it was acquired by the Company was equal to the Agreed Value of such property. Upon adjustment pursuant to Section 4.5(e) of the Carrying Value of the Company property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization shall be determined as if the adjusted tax basis of such property was equal to its Carrying Value immediately following such adjustment. Any deductions for depreciation, cost recovery or amortization under this Section

         4.5(d) shall be computed in accordance with Section
         1.704-1(b)(2)(iv)(g)(3) of the Treasury Regulations.

                  (ii) Any income, gain or loss attributable to the taxable disposition of any property shall be determined by the Company as if the adjusted tax basis of such property as of such date of disposition was equal in amount to the Carrying Value of such property as of such date.

                  (iii) All items incurred by the Company that can neither be deducted nor amortized under Section 709 of the Code shall, for purposes of Capital Accounts, be treated as an item of deduction and shall be allocated among the Members pursuant to Article V.

         (e) (i) Upon the issuance of additional Membership Interests in the Company for cash or Contributed Property, the Capital Accounts of all Members and the Carrying Values of all Company Properties immediately prior to such issuance shall be adjusted (consistent with the provisions hereof and with the Treasury Regulations under Section 704 of the Code) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to each Company Property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each such Company Property immediately prior to such issuance and had been allocated to the Members. In determining such Unrealized Gain or Unrealized Loss, the fair market value of Company Property as of any date of determination shall be reasonably determined by the Managers.

                  (ii) Immediately prior to the actual or deemed distribution of any Company Property (other than cash) or the distribution of cash in redemption of a Member's interest in the Company, the Capital Accounts of all Members and the Carrying Value of all Company Property shall be adjusted (consistent with the provisions hereof and Treasury Regulations under Section 704 of the Code) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to each Company Property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each such Company Property immediately prior to such distribution and had been allocated to the Members at such time. In determining such Unrealized Gain or Unrealized Loss, the fair market value of Company Property as of any date of determination shall be reasonably determined by the Members.

         (f) In addition to the adjustments required by the foregoing provisions of this Section 4.5, the Capital Accounts of the Members shall be adjusted in accordance with the capital account maintenance rules of Section
1.704-1(b)(2)(iv) of the Treasury Regulations.

         (g) The foregoing provisions of this Section 4.5 are intended to comply with Section 1.704-1(b)(2)(iv) of the Treasury Regulations and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the Managers shall determine that it is prudent to modify the manner in which the Capital Accounts are computed in order to comply with Section 1.704-1(b)(2)(iv) of the Treasury Regulations, the Managers may make such modification, provided that such modification is not likely to have a material effect on the amounts distributable to any Member pursuant to Article V and the Managers notify the Members in Writing of such modification prior to its effective date, and provided further that the Managers shall have no liability to any Member for any failure to exercise any such discretion to make any modifications permitted under this Section 4.5(g).

         (h) The Capital Account balance of any Member who receives a "guaranteed payment" (as determined under Section 707(c) of the Code) from the Company shall be adjusted only to the extent of such Member's allocable share of any Company deduction or loss resulting from such guaranteed payment.

         4.6. Return of Capital Contributions. Except as otherwise provided herein, including Section 12.5, or in the Act or any supplemental agreement between the Company and/or the Members, no Member shall have the right to withdraw, or receive any return of, all or any portion of such Member's Capital Contribution.

         4.7. Interest. No interest shall be paid by the Company on Capital Contributions or on balances in Members' Capital Accounts.

         4.8. Loans from Members. Loans by a Member to the Company shall not be considered Capital Contributions. If any Member shall advance funds to the Company in excess of the amounts required hereunder to be contributed by such Member to the capital of the Company, the making of such advances shall not result in any increase in the amount of the Capital Account of such Member. The amounts of any such advances shall be a debt of the Company to such Member and shall be payable or collectible only out of the Company assets in accordance with the terms and conditions upon which such advances are made. The repayment of loans from a Member to the Company upon liquidation shall be subject to the order of priority set forth in Section 12.5. Loan requests from the Company to Members shall be made equally to all Members.

                                   ARTICLE V

                          ALLOCATIONS AND DISTRIBUTIONS

         5.1. Allocations of Income, Gain, Loss, Deduction and Credit from the Sale of Designated Products. Except as otherwise provided in this Article V, income, gain, loss, deduction and credit of the Company attributable to the sale of each Product Category of Designated Products produced within the United States and sold in North America shall be allocated to a Member's Capital Account in proportion to the volumes of the Designated Products in each Product Category supplied by or on behalf of each Member to the Company pursuant to such Member's Sales Commitment under the Supply Agreement between the Member and the Company.

         5.2. Allocations of Income, Gain, Loss, Deduction and Credit from the Commission Sales of Optional and Imported Products. Except as otherwise provided in this Article V, income, gain, loss, deduction and credit of the Company attributable to the commission sales of each Product Category of Optional Products and Imported Products shall be allocated to a

Member's Capital Account in proportion to the volumes of such products in each Product Category supplied by or on behalf of the Member for whom the sales were made pursuant to a Commission Sales Agreement.

         5.3. Allocations of Other Income, Gain, Loss, Deduction and Credit. In the event that any item of income, gain, loss, deduction or credit cannot be allocated as provided above, such items shall be allocated to an additional category and shall be allocated to the Members' Capital Accounts in accordance with their respective Voting Interests unless otherwise agreed.

         5.4. Monthly Allocation, Allocation Methodology.

         (a) The allocations pursuant to Sections 5.1, 5.2 and 5.3 shall be calculated monthly to reflect year-to-date allocations.

         (b) As of January 1, 2001, the Members shall prepare and agree to a description of the methodology to be used for making the allocation of income, gains, losses, deductions and credits of the Company pursuant to Sections 5.1,
5.2 and 5.3. Such methodology may be amended from time to time in connection with the preparation of the Business Plan as deemed appropriate by the Members.

         5.5. Allocations on Dissolution and Winding Up. Except as otherwise provided in Section 12.5 and this Article V, after adjusting the Capital Accounts for distributions under Section 5.14 and allocations under Section 5.1 through Section 5.3 for the year, gain or loss resulting from a sale of the Company's assets under Section 12.5 or otherwise upon the dissolution and termination of the Company shall be allocated to the Members in accordance with their respective Capital Account balances.

         5.6. Book/Tax Disparities; Section 754 Elections; Etc.

         (a) In the case of Contributed Property, items of income, gain, loss, deduction and credit, as determined for federal income tax purposes, shall be allocated first in a manner consistent with the requirements of Section 704(c) of the Code to take into account the difference between the Agreed Value of such property and its adjusted tax basis at the time of contribution, using the traditional method described in Section 1.703-3(b) of the Treasury Regulations or such other method as shall be agreed upon by the Members.

         (b) In the case of Adjusted Property, such items shall be allocated in a manner consistent with the principles of Section 704(c) of the Code to take into account the difference between the Carrying Value of such property and its adjusted tax basis, using the traditional method described in Section 1.703-3(b) of the Treasury Regulations or such other method as shall be agreed upon by the Members. In the event that the Adjusted Property was originally a Contributed Property, the allocation required by this Section 5.6(b) also shall take into account the requirements of Section 5.6(a).

         (c) All items of income, gain, loss, deduction and credit recognized by the Company for federal income tax purposes and allocated to the Members in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Company; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted by Section 734 and 743 of the Code and to provide only Members recognizing gain on Company distributions covered by Section 734 of the Code with the federal income tax benefits attributable to the increased basis in Company Property resulting from any election under Section 754 of the Code.

         (d) Whenever the income, gain and loss of the Company allocable hereunder consists of items of different character for tax purposes (e.g., ordinary income, long-term capital gain, interest expense, etc.), the income, gain and loss for tax purposes allocable to each Member shall be deemed to include its pro rata share of each such item. Notwithstanding the foregoing, if the Company realizes depreciation recapture income pursuant to Section 1245 or
Section 1250 (or other comparable provision) of the Code as the result of the sale or other disposition of any asset, the allocations to each Member hereunder shall be deemed to include the same proportion of such depreciation recapture as the total amount of deductions for tax depreciation of such asset previously allocated to such Member bears to the total amount of deductions for tax depreciation of such asset previously allocated to all Members. This Section 5.6(d) shall be construed to affect only the character, rather than the amount, of any items of income, gain and loss.

         5.7. Allocation of Nonrecourse Deductions. Items of loss, deduction and
Section 705(a)(2)(B) Expenditures attributable, under Section 1.704-2(c) of the Treasury Regulations, to increases in the Company's Minimum Gain shall be allocated, as provided in Section 1.704-2(e) of the Treasury Regulations, to the Members in accordance with their Voting Interests.

         5.8. Allocation of Member Nonrecourse Deductions. Notwithstanding the provisions of Sections 5.1 through 5.5, items of loss, deduction and Section 705(a)(2)(B) Expenditures attributable, under Section 1.704-2(i) of the Treasury Regulations, to Member Nonrecourse Debt shall (prior to any allocation pursuant to Sections 5.1 through 5.5) be allocated, as provided in Section 1.704-2(i) of the Treasury Regulations, to the Members in accordance with the ratios in which they bear the economic risk of loss for such debt for purposes of Section 1.752-2 of the Treasury Regulations.

         5.9. Minimum Gain Chargeback. In the event that there is a net decrease in the Company's Minimum Gain during a taxable year of the Company, the minimum gain chargeback described in Sections 1.704-2(f) and (g) of the Treasury Regulations shall apply.

         5.10. Member Minimum Gain Chargeback. If during a taxable year of the Company there is a net decrease in Member Nonrecourse Debt Minimum Gain, any Member with a share of that Member Nonrecourse Debt Minimum Gain (determined under Section 1.704-2(i)(5) of the Treasury Regulations) as of the beginning of the year must be allocated items of income and gain for the year (and, if necessary, for succeeding years) equal to that Member's share of such net decrease in accordance with Section 1.704-2(i) of the Treasury Regulations.

         5.11. Qualified Income Offset. Pursuant to Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, income of the Company shall be allocated, after the allocations required by Sections 5.9 and 5.10 but before any other allocation required by this Article V, to the Members with deficit balances in their Adjusted Capital Accounts (as defined in Section 5.12 hereof) in an amount and manner sufficient to eliminate such deficit balances as quickly as possible. This

Section 5.11 is intended to satisfy the provisions of Section
1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

         5.12. Limitations on Loss Allocation. No item of loss or deduction of the Company shall be allocated to a Member if such allocation would result in a negative balance in such Member's Adjusted Capital Account. Such loss or deduction shall be allocated first among the Members with positive balances in their Capital Accounts in proportion to (and to the extent of) such positive balances and thereafter in accordance with their interests in the Company as determined under Section 1.704-1(b)(3) of the Treasury Regulations. The Members acknowledge that the losses and cost related to a Member's failure to meet Sales Commitments as provided in Section 5.B of the Supply Agreement are not losses of the Company to be allocated pursuant to this Article V.

         5.13. Curative Allocations. If any items of income and gain (including gross income) or loss, deduction and Section 705(a)(2)(B) Expenditures are allocated to a Member pursuant to Sections 5.7, 5.8, 5.9, 5.10, 5.11 or 5.12, then, prior to any allocation pursuant to Sections 5.1 through 5.3 and subject to Sections 5.7, 5.8, 5.9, 5.10, 5.11 and 5.12, items of income and gain (including gross income) and items of loss, deduction and Section 705(a)(2)(B) Expenditures for subsequent periods shall be allocated to the Members in a manner designed to result in each Member's Capital Account having a balance equal to what it would have been had such allocation of items of income and gain (including gross income) or loss, deduction and Section 705(a)(2)(B) Expenditures not occurred under Sections 5.7, 5.8, 5.9, 5.10, 5.11 or 5.12. In exercising their discretion under this Section 5.13, the Members shall take into account future allocations under Sections 5.9 and 5.10 that, although not yet made, are likely to offset other allocations previously made under Sections 5.7 and 5.8.

         5.14. Interest in Company Profits. For purposes of Section 1.752-3(a)(3) of the Treasury Regulations, the Members shall determine the method to be used to determine a Member's share, if any, of excess Nonrecourse Liability. If, and to the extent a chosen method is based on a Member's share of Company profits, the Members' interests in Company profits for such purposes of determining the Members' proportionate shares of the excess Nonrecourse Liabilities (as defined in Section 1.752-3(a)(3) of the Treasury Regulations) of the Company shall be based on the manner in which the Members are allocated income under Section 5.3.

         5.15. Distributions in Kind. Except as otherwise provided in Section 12.5, if any assets of the Company are distributed in kind pursuant to Section 12.6, such assets shall be distributed to the Members entitled thereto in the same proportions as if the distribution were in cash. Such assets shall be valued at their then fair market value as reasonably determined by the Managers. The amount of Unrealized Gain or Unrealized Loss attributable to any asset to be distributed in kind to the Members shall, to the extent not otherwise recognized by the Company, be taken into account in computing gain or loss of the Company for purposes of allocation of gain or loss under Sections 5.1 through 5.5, and distributions of proceeds to the Members under Sections 5.17 and 12.6. If the assets of the Company are sold in a transaction in which, by reason of the provisions of Section 453 of the Code or any successor thereto, gain is realized but not recognized, such gain shall be taken into account in computing gain or loss of the Company for purposes of allocations and distributions to the Members pursuant to this Article V, notwithstanding that the Members may elect to continue the Company pending collection of deferred purchase money obligations received in connection with such sale.

         5.16. Allocations and Distributions to Transferred Interests.

         (a) If any interest in the Company is transferred, increased or decreased during the year, all items of income, gain, loss, deduction and credit recognized by the Company for such year shall be allocated among the Members to take into account their varying interests during the year in any manner the Managers shall approve.

         (b) Distributions under Sections 5.17 and 12.7 shall be made only to Members and assignees who, according to the books and records of the Company, are Members or assignees on the actual date of distribution. Neither the Company nor the Managers (or any Manager) shall incur any liability for making distributions in accordance with this Section 5.16(b).

         5.17. Distributions of Distributable Funds.

         (a) Except as provided in Section 12.5 or Section 12.6 hereof relating to distributions upon the dissolution and liquidation of the Company, Distributable Funds shall be distributed to the Members as soon as practicable after the end of each calendar quarter in accordance with the Excess Amounts in their respective Capital Accounts unless a lesser distribution shall be approved by the Managers. Subject to Section 12.5, the Company shall not make any distribution to the Members if, immediately after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members with respect to their Membership Interests and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of Company Property, except that the fair value of Company Property that is subject to a liability for which recourse of creditors is limited shall be included in the Company assets only to the extent that the fair value of that Company Property exceeds that liability.

         5.18. Order of Application. For purposes of this Article V, the listed provisions shall be applied in the order in which they are listed below (from first to last):

                  1.       Section 5.17;

                  2.       Section 5.16;

                  3.       Section 5.9;

                  4.       Section 5.11;

                  5.       Section 5.12;

                  6.       Section 5.6;

                  7.       Section 5.8;

                  8.       Section 5.7;

                  9.       Section 5.13;

                  10.      Section 5.1, Section 5.2, and Section 5.3;

                  11.      Section 5.5.

                                   ARTICLE VI

                    RIGHTS, POWERS AND OBLIGATIONS OF MEMBERS

         6.1. Authority; Liability to Third Parties. No Member has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company. No Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court.

         6.2. Transfer of Membership Interests. This Section 6.2 governs the direct Transfer of a Member's rights with respect to a Membership Interest in the Company. With respect to the admission of a Transferee as a Member, the provisions of Section 6.3 shall govern.

         (a) No Membership Interest may be transferred by any Member to any Person, except (i) with the written consent of all other Members or (ii) or as otherwise provided by the terms of this Section 6.2. In the event a Member desires to Transfer all or any part of such Member's Membership Interest or any interest therein, such Member will be responsible for compliance with all conditions of transfer imposed by this Agreement and under applicable law and for any expenses incurred by the Company for legal and/or accounting services in connection with reviewing any proposed Transfer or issuing opinions in connection therewith. Until the transferee is admitted as a Member pursuant to
Section 6.3, the transferor Member shall continue to be a Member and to be entitled to exercise any rights or powers of a Member with respect to the Membership Interest transferred. Whether or not the transferee of a Membership Interest becomes a Member, the transferor Member shall not be released from any liability to the Company under this Agreement, the Certificate of Formation or the Act.

         (b) Notwithstanding the provisions of Section 6.2(a), a Member may effect a Transfer of its Membership Interest (i) to an Affiliate of such Member not created by a Change In Control or (ii) to the transferee of all or substantially all of the business and assets of such Member.

         (c) Any purported Transfer of any Membership Interest in violation of the provisions of this Agreement shall be wholly void and shall not effectuate the Transfer contemplated thereby. Notwithstanding anything contained herein to the contrary, (i) no Member may Transfer any Membership Interest in violation of any provision of this Agreement or in violation of the Securities Act or any applicable state securities laws, (ii) no Transfer of any Membership Interest may be effected if such Transfer would cause a dissolution of the Company, under the Act unless the Members unanimously approve such Transfer, and (iii) no Transfer of any Membership Interest may be effected if such transfer would cause a termination of the Company under Section 708(b)(1)(B) of the Code, unless the Members unanimously approve of the Transfer.

         6.3. Admission of Transferee as Member. A transferee of a Membership Interest desiring to be admitted as a Member must execute a counterpart of, or an agreement adopting, this Agreement. The admission of such transferee (other than transferees pursuant to Section 6.2(b)) is subject to the unanimous consent of non-transferring Members. Any Member may freely withhold such consent in such Member's absolute discretion. Upon admission of the transferee as a Member, the transferee shall have, to the extent of the Membership Interest transferred, the rights and powers and shall be subject to the restrictions and liabilities of a Member under this Agreement, the Certificate of Formation and the Act. The transferee shall also be liable, to the extent of the Membership Interest transferred, for the unfulfilled obligations, if any, of the transferor Member to make Capital Contributions, but shall not be obligated for liabilities unknown to the transferee at the time such transferee was admitted as a Member and that could not be ascertained from this Agreement.

         6.4. Confidentiality.

         (a) During the term of this Agreement unless a greater time or conditions are established by other agreements between the parties, each Member agrees not to divulge, communicate, use to the detriment of the Company or for the benefit of any other Person, or misuse in any way, any confidential information or trade secrets of the Company or any subsidiary of the Company or any other Member or its Affiliates, including personnel information, secret processes, know-how, customer lists, formulas or other technical data, except as may be required by law, provided, however, that this prohibition shall not apply to any information which, (i) through no improper action of such Member, is publicly available or generally known in the industry, (ii) at the time of disclosure to a Member by any other party was already known by such Member as evidenced by such Member's written records, (iii) becomes available on a non-confidential basis from a source that is entitled to disclose it on a non-confidential basis, or (iv) was or is independently developed by or for a Member without reference to the confidential information, as evidenced by such Member's written records. Notwithstanding the provisions of this section to the contrary, in the event of Termination of the Company and the distribution of Company assets pursuant to Article XII, all Members shall have access to and the right to use in their ongoing business the information of the Company including but not limited to all sales, customer, pricing and other information developed or maintained by the Company in their post-Termination business activities.

         (b) It is agreed between the parties that the Company would be irreparably damaged by reason of any violation of the provisions of this Section 6.4, and that any remedy at law for a breach of such provisions would be inadequate. Therefore, the Company shall be entitled to seek and obtain injunctive or other equitable relief (including, but not limited to, a temporary restraining order, a temporary injunction or a permanent injunction) against any Member, such Member's agents, assigns or successors for a breach or threatened breach of such provisions and without the necessity of proving actual monetary loss. It is expressly understood among the parties that this injunctive or other equitable relief shall not be the Company's exclusive remedy for any breach of this Section 6.4 and the Company shall be entitled to seek any other relief or remedy that it may have by contract, statute, law or otherwise for any breach hereof, and it is agreed that the Company shall also be entitled to recover its attorneys' fees and expenses in any successful action or suit against any Member relating to any such breach.

         6.5. Non-Solicitation. So long as a Person is a Member of the Company, neither such Member nor any of its Affiliates shall hire or employ any employee of the other Member or any of its Affiliates who has participated in any of the transactions contemplated by this Agreement without the consent of the other Member. Neither Member and no Affiliate of any Member shall hire or employ any employee of the Company without the approval of the Managers.

         6.6. Restriction on Activities.

         (a) From and after January 1, 2001 and prior to the Effective Date of any dissolution of the Company pursuant to Article XII (except as otherwise provided in Section 12.4(ii), neither Member and none of its Affiliates shall, directly or indirectly through distributors, agents or otherwise, except as permitted or contemplated by this Agreement or any of the Ancillary Agreements,
(1) engage in the sale, marketing and distribution of the Designated Products in the United States, (2) engage in the sale or distribution in Canada or Mexico of Designated Products produced in the United States, or (3) appropriate for its own use or refer to any competitor of the Company any Designated Product sales opportunities within the United States. Nothing contained in this Section 6.6 shall restrict the right (i) of a Member or an Affiliate of a Member from selling in either Mexico or Canada Designated Products produced outside of the United States, including Product Categories produced in Canada or Mexico, (ii) of a Member or its Affiliates to conduct any business or activity whatsoever outside of North America, (iii) of any non-United States Affiliate of a Member from conducting business in Mexico or Canada, (iv) of a Member or any of its Affiliates to sell, market and distribute anywhere in the world any products other than Designated Products, or (v) of a Member or any of its Affiliates to use Designated Products or their components in the production phases of any product other than a Designated Product. These excepted activities may be conducted without any accounting to the Company or its Members. Nothing contained herein shall limit the obligations of either Member or any of its Affiliates under any of the Commission Sales Agreements

         (b) Notwithstanding the foregoing, the Members and their Affiliates shall be permitted to acquire, directly or indirectly, securities of or any economic interest in any Person that sells any Designated Product, provided that such Member together with its Affiliates do not, in the aggregate, own more than 25% of any class of securities of or the economic interests in such Person.

                                  ARTICLE VII

                               MEETINGS OF MEMBERS

         7.1. Place of Meetings. All meetings of Members shall be held at the Principal Office of the Company as provided in Section 2.5, or at such other place as may be designated by the Members.

         7.2. Meetings.

         (a) An annual meeting of Members for the transaction of such business as may properly come before the Meeting shall be held at such place, on such date and at such time as the Managers shall determine.

         (b) Special meetings of Members for any proper purpose or purposes may be called at any time by at least 50% of the Managers or by the holders of at least 50% of the Voting Interests then outstanding.

         7.3. Notice. A Notification of all meetings, stating the place, day and hour of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the meeting to each Member entitled to vote.

         7.4. Waiver of Notice. Attendance of a Member at a meeting shall constitute a waiver of Notification of the meeting, except where such Member attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Notification of a meeting may also be waived in Writing. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the Notification of the meeting but not so included, if the objection is expressly made at the meeting.

         7.5. Quorum. The presence, either in person or by proxy, of Members holding Voting Interests of at least fifty-one percent (51%) in the aggregate is required to constitute a quorum at any meeting of the Members.

         7.6. Voting.

         (a) All Members shall be entitled to vote on any matter submitted to a vote of the Members. Members may vote either in person or by proxy at any meeting. Each Member shall be entitled to one vote for each full percentage of the Voting Interests held by such Member. Fractional votes shall be permitted.

         (b) With respect to any matter other than a matter for which the affirmative vote of Members owning a greater percentage of the Voting Interests is required by the Act, the Certificate of Formation or this Agreement, the affirmative vote of the holders of at least 51% of the Voting Interests at a meeting at which a quorum is present shall be the act of the Members.

         (c) No provision of this Agreement requiring that any action be taken only upon approval of Members holding a specified percentage of the Voting Interests may be modified, amended or repealed unless such modification, amendment or repeal is approved by Members holding at least such percentage of the Voting Interests.

         7.7. Conduct of Meetings. The Members shall have full power and authority concerning the manner of conducting any meeting of the Members, including, without limitation, the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this Article VII, the conduct of voting, the validity and effectiveness of any proxies, and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Chairman, or if the Chairman is not available a Person designated by the Members, shall serve as chairperson of any meeting and shall further designate a Person to take minutes of any meeting. The chairperson of the meeting shall have the power to adjourn the meeting from time to time, without notice, other than announcement of the time and place of the adjourned meeting. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

         7.8. Action by Written Consent. Any action that may be taken at a meeting of the Members may be taken without a meeting if a consent in Writing, setting forth the action to be taken, shall be signed and dated by Members holding the percentage of Voting Interests required to approve such action under the Act, the Certificate of Formation or this Agreement. Such consent shall have the same force and effect as an affirmative vote of the signing Members at a meeting duly called and held pursuant to this Article VII. No prior notice from the signing Members to the Company or other Members shall be required in connection with the use of a written consent pursuant to this Section 7.8. Notification of any action taken by means of a written consent of Members shall, however, be sent within a reasonable time after the date of the consent by the Company to all Members who did not sign the written consent.

         7.9. Required Approvals of Members. The approval of the Members shall be required for each of the following actions:

         (a) the sale, lease, transfer or other disposition by the Company of
(i) the right to serve as the exclusive sales outlet for Designated Products for any Member or (ii) all or substantially all of the assets of the Company;

         (b) any merger or consolidation involving the Company;

         (c) any voluntary liquidation, dissolution or termination of the Company; and

         (d) the filing of a petition or other document seeking relief under the United States or foreign bankruptcy laws.

         7.10. Proxies. A Member may vote either in person or by proxy executed in Writing by the Member. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the Voting Interests that are the subject of such proxy are to be voted with respect to such issue.

                                  ARTICLE VIII

                            MANAGEMENT OF THE COMPANY

         8.1. Management of Business. Except as otherwise expressly provided in this Agreement, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of a Board of Managers.

         8.2. Number and Election of Managers.

         (a) There shall be at all times that this Agreement remains in effect, unless modified by Written consent of all Members, six Managers of the Company. Corn Products shall have the right to elect three Managers and MCP shall have the right to elect three Managers. The initial Managers shall be:

         (b)      Appointed by Corn Products               Appointed by MCP

         (i)      Michael R. Pyatt                (i)      L. Daniel Thompson

         (ii)     Andy Linajs                     (ii)     Michael Mote

         (iii)    Thomas J. Sullivan              (iii)    Bradford Schultz

         (c) In any election of Managers, each Member shall vote its respective Voting Interests in such manner as necessary to cause the election of the Managers designated in accordance with the provisions of subsection (a) above. There shall be no cumulative voting with respect to the election of Managers.

         8.3. General Powers of Managers. Except for powers expressly reserved to the Members pursuant to this Agreement, the Managers shall oversee the activities of the CEO in the management and control of the business and affairs of the Company. The Managers shall possess all power, on behalf of the Company, to do or authorize the Company or to direct the CEO of the Company, on behalf of the Company, to do all things necessary or convenient to carry out the business and affairs of the Company.

         8.4. Chairman of the Board of Managers.

         (a) There is hereby created the position of Chairman of the Board of Managers. The Chairman shall be a member of the Board of Managers. Corn Products shall designate the first Chairman of the Company. The Chairman shall preside at all meetings of the Managers and shall have the additional voting rights described in Section 8.12. The initial Chairman shall be Michael R. Pyatt. Except as described in (b) below, the Chairman shall serve for a period of three years from the date of election. So long as the CEO is Associated with one Member, the Chairman, at the election of the other Member, shall be a person designated by that other Member (or in the case of two or more other Members by those Members).

         (b) In the event a CEO, as defined below, dies, resigns or is otherwise terminated, his or her replacement shall be determined by majority vote of the Managers. Upon the replacement of the CEO in the case of any death, resignation or other termination of the CEO, the term of the then current Chairman shall automatically expire. If the replacement CEO is Associated with one Member, the replacement Chairman, at the election of the other Member, shall be a person designated by that other Member (or in the case of two or more other Members by those Members). If the replacement CEO is not Associated with either Member, the replacement Chairman may be designated by that Member who did not designate or have the right to designate the Chairman whose term has automatically expired (or in the case of two or more other Members by that Member designated to make such an appointment according to a rotation schedule established by the Members). In the case the Chairman is absent from a meeting of the

Managers, the Member who had designated the then Chairman may designate a Manager to serve as Chairman pro tem for purposes of that meeting only.

         8.5. Required Approvals of Managers. Without in any way limiting the authority of the Managers, and without limiting the items requiring approval of the Members listed in Article VII, the approval of the Managers shall be required for each of the following actions:

         (a) the sale, lease, transfer or other disposition by the Company of assets exceeding $50,000 in value, other than sales of products within the Product Categories in the ordinary course of business;

         (b) the approval of the Company's annual operating and capital budget and Business Plan;

         (c) the entry into any contract or agreement involving the payment or receipt by the Company of more than $50,000, except for normal contracts for the sale of products within the Product Categories entered into by the Company and reasonably consistent with the approved Business Plan;

         (d) incurrence by the Company of any indebtedness for borrowed money;

         (e) creation, assumption or incurrence of any mortgage, pledge, security interest or other encumbrance or charge of any kind on or with respect to any of the assets or properties of the Company, other than materialmen's, mechanics', carriers', workmen's, repairmen's or other like liens not then delinquent or liens for taxes or assessments or other governmental charges or levies so long as payment is not required and the validity thereof is being contested in good faith;

         (f) loans or advances of funds by the Company to any other party, other than normal travel and other expense allowances to employees;

         (g) any expenditure of funds or contract or commitment with respect thereto that is not contemplated by an approved annual operating or capital budget;

         (h) any capital expenditure in excess of $50,000 or any other capital expenditure not contained within an approved annual capital budget, or any contract or commitment with respect thereto;

         (i) donations or contributions to religious or charitable bodies in excess of $5,000 or any political contributions;

         (j) any recognition of a collective bargaining unit or other labor organization and any agreement between the Company and such collective bargaining unit or labor organization;

         (k) any guarantee by the Company of any borrowing or other obligation of any other Person;

         (l) any transaction with any Member or any Affiliate of any Member, or any officer, director, employee or agent of any of the foregoing not contemplated by this Agreement, any of the Ancillary Agreements or an approved operating or capital budget; and

         (m) doing business in areas beyond those contemplated by this Agreement and the Ancillary Agreements.

         8.6. Authority of Individual Managers. No individual Manager has the authority or power to act for or on behalf of the Company, to do any acts that would be binding on the Company, or to incur any expenditures on behalf of the Company. No Manager shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of the Court.

         8.7. Place of Meetings. Meetings of the Managers shall be held at the Principal Office and at the Executive Offices of the Company on an alternating basis, unless some other location is designated by the Managers. The Chairman shall preside at all meetings of the Managers.

         8.8. Regular Meetings. The Managers shall meet at least quarterly. No notice need be given to Managers of regular meetings for which the Managers have previously designated a time and place for the meeting.

         8.9. Special Meetings. Special meetings of the Managers may be held at any time upon the request of the Chairman or the CEO of the Company or of at least three of the Managers. A Notification of any special meeting, containing the time, place and purpose of such meeting, shall be sent to each Manager at least two (or, in the case of meetings to consider Sales Forecasts, pricing strategy or revenue targets, ten) days before the meeting. Notification of the time, place and purpose of such meeting may be waived in Writing before or after such meeting, and shall be equivalent to the giving of a Notification. Attendance of a Manager at such meeting shall also constitute a waiver of Notification thereof, except where such Manager attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         8.10. Proxies. A Manager may grant another Manager his or her proxy to vote at any duly called meeting of the Managers. Any such proxy shall be executed in Writing by the Manager and shall be dated no more than 30 days prior to the date of such meeting. Any such proxy shall be revocable.

         8.11. Quorum of and Action by Managers. The presence, in person or by proxy, of four Managers shall constitute a quorum for the transaction of business at any meeting of the Managers. Except as otherwise expressly set forth in this Agreement, any action taken by the Managers hereunder shall require the approval of at least four Managers, and any action so taken and approved shall constitute the act of the Managers.

         8.12. Quorum of and Action by Managers with Respect to Special Items. The presence, in person or by proxy, of four Managers (including at least two Managers from each Member) shall constitute a quorum for the transaction of business relating to Sales Forecasts, pricing strategy or revenue targets for any given year. Except as otherwise set forth in this Agreement, any action taken by the Managers with respect to Sales Forecasts, price strategy or revenue targets for any given year shall require the approval of at least a majority of the Managers present at such meeting in person or by proxy, and any action so taken and approved shall constitute the act of the Managers. In the event that a proposal is submitted to the Managers with respect to Sales Forecasts, pricing strategy or revenue targets for any given year and a majority of the Managers do not vote in favor of such proposal or against such proposal, then the Chairman shall be entitled to cast a second, tie-breaking vote in favor of or in opposition to such proposal in order to break the deadlock.

         8.13. Compensation. The Managers shall serve without compensation; provided, however, that nothing contained herein shall preclude any Manager from receiving compensation pursuant to any employment agreement with the Company for services rendered to the Company. Managers shall be entitled to reimbursement for their reasonable out-of-pocket expenses incurred in attending any meeting of the Managers or otherwise carrying out the business of the Company.

         8.14. Resignation and Removal. Any Manager may resign at any time. Such resignation shall be made in Writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Company. Any Manager designated by a particular Member pursuant to Section 8.2(a) may be removed, either for or without cause, at the direction of such Member.

         8.15. Vacancies. Any vacancy occurring with respect to a Manager shall be filled by the Member that originally designated the Manager whose resignation, removal, withdrawal, retirement, or death gave rise to the vacant position pursuant to the procedures set forth in Section 8.2.

         8.16. Action by Written Consent. Any action that may be taken at a meeting of the Managers may be taken without a meeting if a consent in Writing, setting forth the action to be taken, shall be signed by at least five Managers, and such consent shall have the same force and effect as a vote of Managers at a meeting duly called and held. No notice shall be required in connection with the use of a written consent pursuant to this Section 8.16.

         8.17. Other Business. Subject to the provisions of Section 6.4, the Managers may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others, including specifically an ownership interest in a Member. Neither the Company nor the Members shall have any rights in or to such independent ventures of the Managers or the income or profits therefrom by virtue of this Agreement.

         8.18. Standard of Care; Liability. Every Manager shall discharge his or her duties as a Manager in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he or she reasonably believes to be in the best interests of the Company. A Manager shall not be liable for any monetary damages to the Company for any breach of such duties except for receipt of a financial benefit to which the Manager is not entitled; voting for or assenting to a distribution to Members in violation of this Agreement or the Act; or, an act or omission not in good faith or involving intentional misconduct or a knowing violation of the law.

         8.19. Appointment of Employees; Responsibilities.

         (a) Except as limited below, the CEO shall have the right to employ and terminate all employees of the Company, subject to oversight by the Managers; provided, however, that nothing contained herein shall limit any rights of such employees under any employment agreement which such employees may have entered into with the Company.

         (b) There is hereby created the position of President and Chief Executive Officer of the Company ("CEO"). The Managers, by majority vote of all Managers, shall have the right to employ and terminate the CEO. Subject to the oversight and direction of the Managers, the CEO shall have full responsibility for the day-to-day operations of the Company, its officers and other employees. MCP shall designate the first CEO of the Company. The initial CEO shall be Stanley L. Sitton.

         (c) The Company shall also initially have the following executive officers: Executive Vice President Sales/Marketing and Finance Director. The Executive Vice President Sales/Marketing shall oversee such sales and marketing activities of the Company as shall be assigned by the CEO. The Finance Director shall oversee such activities related to the maintenance of accurate books and financial records covering the operations of the Company as shall be assigned by the CEO. Corn Products shall designate the first Executive Vice President Sales/Marketing and Finance Director of the Company. The initial Executive Vice President Sales/Marketing shall be Joseph M. Techet, and the initial Finance Director shall be Paul Bratley.

         (d) Subsequent Executive Vice Presidents Sales/Marketing and Finance Directors shall be designated by the CEO; provided, however, if a replacement Executive Vice President Sales/Marketing or the Finance Director is needed at a time when the CEO is Associated with one of the Members, the Member with which the CEO is not Associated shall be entitled to recommend a replacement to fill that vacancy. The final selection of a recommended replacement Executive Vice President Sales/Marketing or Finance Director, as the case may be, shall be made by the CEO.

         (e) The Company shall have such additional officers, including a Secretary, as shall be designated by the Managers.

         (f) The Company may have such employees as the CEO shall determine.

         8.20. Company Accountants. The Managers will annually appoint an independent certified public accounting firm as the Company Accountants to audit the books and records of the Company and to perform such other tasks as that firm shall be assigned. The CEO shall recommend to the Managers an accounting firm with sufficient experience and other capability to provide to both Members such reports and certifications as they shall reasonably need in the conduct of their independent businesses.

                                   ARTICLE IX

                          OWNERSHIP OF COMPANY PROPERTY

         Company Property shall be deemed to be owned by the Company as an entity, and no Member or Manager, individually or collectively, shall have any ownership interest in such Company Property or any portion thereof. Title to any or all Company Property may be held in the name of the Company or one or more nominees, as the Managers on recommendation from the CEO may determine. All Company Property shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company Property is held.

                                   ARTICLE X

                        FISCAL MATTERS; BOOKS AND RECORDS

         10.1. Bank Accounts; Investments. Subject to the supervision of the Managers, Capital Contributions, revenues and any other Company funds shall be deposited by the Company in a bank account established in the name of the Company, or shall be invested by the Company, in furtherance of the purposes of the Company. No other funds shall be deposited into Company bank accounts or commingled with Company investments. Funds deposited in the Company's bank accounts may be withdrawn only to be invested in furtherance of the Company's purposes, to pay Company debts or obligations or to be distributed to the Members pursuant to this Agreement.

         10.2. Records Required by Act; Right of Inspection.

         (a) During the term of the Company's existence and for a period of seven years thereafter unless otherwise provided in the Company's Written document retention program, there shall be maintained all records required to be kept pursuant to the Act, including, without limitation, a current list of the names, addresses and Voting Interests held by each of the Members (including the dates on which each of the Members became a Member), copies of federal, state and local information or income tax returns for each of the Company's tax years, copies of this Agreement and the Certificate of Formation, including all amendments or restatements, and correct and complete books and records of account of the Company. Prior to the destruction of any of these records the custodian of the records shall notify the Members and afford them the option to take custody, or in the event that more than one person seeks custody, to obtain or pay the cost of continued maintenance of such records or copying the same.

         (b) On written request stating the purpose, a Member may examine and copy in person, at any reasonable time, all records related to the Company, and at the Member's expense, records required to be maintained under the Act and such other information regarding the business, affairs and financial condition of the Company. Upon written request by any Member made to the Company at the address of the Company's Principal Office, the Company shall provide to the Member without charge true copies of (i) this Agreement and the Certificate of Formation and all amendments or restatements, and (ii) any of the tax returns of the Company described above.

         10.3. Books and Records of Account. The Company shall maintain adequate books and records of account that shall be maintained on the accrual method of accounting consistent with generally accepted accounting principles and on a basis consistent with appropriate provisions of the Code, containing, among other entries, a Capital Account for each Member.

         10.4. Tax Returns and Information. The Members intend for the Company to be treated as a partnership for tax purposes. The Company shall prepare or cause there to be prepared all federal, state and local income and other tax returns that the Company is required to file. Within 45 days after the end of each calendar year, the Company shall send or deliver to each Person who was a Member at any time during such year such tax information as shall be reasonably necessary for the preparation by such Person of such Person's federal income tax return and state income and other tax returns.

         10.5. Delivery of Financial Statements to Members. As to each month, quarter and fiscal year of the Company, the Company shall send to each Member a copy of (a) the balance sheet of the Company as of the end of such fiscal period, (b) an income statement of the Company for such fiscal period, and (c) a statement showing the revenues distributed by the Company to Members in respect of such fiscal period. Quarterly financial statements shall be delivered no later than four days following the end of the fiscal quarter to which the statements apply, except that the unaudited financial statements relating to the end of the fiscal year shall be delivered no later than eleven days following the end of such fiscal year. Monthly financial statements shall be delivered no later than four days following the end of the month to which the statements apply. Until the Company's computer system is operational, the dates in this
Section 10.5 shall be as soon as practicable.

         10.6. Business Plan and Budgets. Each Member shall also have the right to receive upon request copies of the annual operating and capital expenditure budget of the Company for any fiscal year as well as a copy of the currently approved Business Plans of the Company.

         10.7. Audits. The fiscal year-end financial statements to be delivered pursuant to Section 10.5 shall be audited. The audit shall be performed by the Company Accountant and shall commence within 30 days of the fiscal year-end.

         10.8. Fiscal Year. The Company's fiscal year shall end on December 31 of each calendar year. Each fiscal year shall consist of four quarters ending on March 31, June 30, September 30 and December 31 of each fiscal year. Each such quarter shall be referred to as a "fiscal quarter".

         10.9. Tax Elections. The Company shall make the following elections on the appropriate tax returns:

         (a) to adopt the calendar year as the Company's fiscal year, if permitted by the Code;

         (b) to adopt the accrual method of accounting, if permitted by the Code, and to keep the Company's books and records;

         (c) if a distribution of Company property as described in Section 734 of the Code occurs or if a Transfer of any Membership Interest as described in
Section 743 of the Code
occurs, on written request of any Member, to elect, pursuant to Section 754 of the Code, to adjust the basis of Company properties;

         (d) to elect to amortize the organizational expenses of the Company ratably over a period of sixty (60) months as permitted by Section 709(b) of the Code; and

         (e) any other election the Managers may deem appropriate and in the best interests of the Members.

Neither the Company, the Managers nor any Member or Manager may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law.

         10.10. Tax Matters Member. The Managers shall designate one Member to be the "tax matters partner" (the "Tax Matters Member") of the Company pursuant to Section 6231(a)(7) of the Code. Such Member shall take such action as may be necessary to cause each other Member to become a "notice partner" within the meaning of Section 6223 of the Code. Such Member shall inform each other Member of all significant matters that may come to its attention in its capacity as "Tax Matters Member" by giving notice thereof on or before the fifth Business Day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in that capacity. Such Member may not take any action contemplated by Sections 6222 through 6232 of the Code without the consent of all Members but this sentence does not authorize such Member to take any action left to the determination of an individual Member under Sections 6222 through 6232 of the Code. The initial Tax Matters Member shall be Corn Products.

                                   ARTICLE XI

                          INDEMNIFICATION AND INSURANCE

         11.1. Indemnification and Advancement of Expenses.

         (a) The Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that he, she or it is or was a Manager, Member or officer of the Company, or is or was serving at the request of the Company as a director, officer, manager, employee, representative or agent of another corporation, limited liability company, general partnership, limited partnership, joint venture, trust, business trust or other enterprise or entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him, her or it in connection with such action, suit or proceeding if he, she or it acted in good faith and in a manner he, she or it reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his, her or its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such Person did not act in good faith and in a manner which he, she or it reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his, her or its conduct was unlawful.

         (b) The Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he, she or it is or was a Manager, Member, or officer of the Company, or is or was serving at the request of the Company as a director, officer, manager, employee, representative or agent of another corporation, limited liability company, general partnership, limited partnership, joint venture, trust, business trust or other enterprise or entity, against expenses (including attorneys' fees) actually and reasonably incurred by him, her or it in connection with the defense or settlement of such action or suit if he, she or it acted in good faith and in a manner he, she or it reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Company unless and only to the extent that a Delaware state court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         (c) To the extent that a Manager, Member, or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Section 11.1, or in defense of any claim, issue or matter therein, he, she or it shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him, her or it in connection therewith.

         (d) Any indemnification under paragraphs (a) and (b) of this Section
11.1 (unless ordered by a court of competent jurisdiction) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of such Persons is proper in the circumstances because he, she or it has met the applicable standard of conduct set forth in paragraphs (a) and
(b) of this Section 11.1. Such determination shall be made (i) by the Managers by a majority vote of all Managers who were not parties to such action, suit or proceeding (even if such Managers constitute less than a quorum of Managers),
(ii) if a quorum of disinterested Managers so directs, by independent legal counsel in a written opinion or (iii) by the Members.

         (e) Expenses (including attorneys' fees) incurred by a Manager or Member in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Manager or Member to repay such amount if it shall ultimately be determined that he, she or it is not entitled to be indemnified by the Company pursuant to this Section 11.1. Such expenses (including attorneys' fees) incurred by other officers, employee, representative or agent shall be so paid upon such terms and conditions, if any, as the Managers deem appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 11.1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of Members or disinterested Managers or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

         (g) For purposes of this Section 11.1, any reference to the "Company" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, managers or members, so that any Person who is or was a director, officer, manager or member of such constituent entity, or is or was serving at the request of such constituent entity as a director, officer, manager or member of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 11.1 with respect to the resulting or surviving entity as he or she would have with respect to such constituent entity if its separate existence had continued.

         (h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 11.1 shall continue as to a Person who has ceased to be a Manager, Member or officer and shall inure to the benefit of the heirs, executors and administrators of such Person.

         (i) Notwithstanding anything in this Article to the contrary, the Company will not have the obligation of indemnifying any Person with respect to proceedings, claims or actions initiated or brought voluntarily by such Person and not by way of defense. In addition, nothing in this Article XI shall relieve a Member of its obligations under Section 3.F of the Supply Agreement related to the failure by a Member to meet its Sales Commitments or otherwise limit or offset such obligations.

         11.2. Insurance. The Company shall purchase and maintain insurance or another arrangement on behalf of any Person who is or was a Manager, Member, officer, employee, agent or other Person identified in Section 11.1 against any liability asserted against such Person or incurred by such Person in such a capacity or arising out of the status of such a Person, whether or not the Company would have the power to indemnify such Person against that liability under Section 11.1 or otherwise.

         11.3. Limit on Liability of Members. The indemnification set forth in this Article XI shall in no event cause the Members to incur any personal liability beyond their total Capital Contributions, nor shall it result in any liability of the Members to any third party.

         11.4. Tax-Related Indemnification Obligations.

         (a) A Member (the "Indemnifying Member") shall indemnify and hold harmless the other Member (the "Indemnified Member"), on an after-tax basis, from and against:

                  (i) With respect to any Tax imposed on the Company, the amount of resulting loss or deduction allocated to the Indemnified Member's Capital Account in excess of the resulting loss or deduction that would have been allocated to the Indemnified Member's Capital Account if the allocation between Capital Accounts had taken into account the Tax Offset Amount provided by each Member with respect to such Tax; and

                  (ii) Taxes imposed on the Company, or income or gain (or a reduction of a loss or deduction) allocated to the Indemnified Member's Capital Account in excess of (or less than) the amount of Taxes that would have been imposed on the Company, or the amount of income or gain (or loss or deduction) that would have been allocated to the Indemnified Member's Capital Account, as the case may be, in each case that is the result of an action taken by an Indemnifying Member unrelated to the performance of its rights and obligations under this Agreement or any Ancillary Agreements.

         (b) Any indemnity obligation arising under Section 11.4(a) shall be satisfied, if practical under the circumstances, by adjusting the manner in which income, gain, loss, deduction and credit are allocated under Article V, or otherwise in any reasonable manner selected by the Indemnified Member.

         (c) Unless clearly indicated otherwise by the circumstances surrounding the event giving rise to the indemnity obligation under Section 11.4(a), indemnity obligations shall be made on a year-by-year (or shorter periodic) basis with any necessary offsetting adjustments made in subsequent years or periods.

         (d) In the event that either Member shall make a claim for indemnification under Section 11.4(a), the Members agree to meet and confer to determine whether such compensation is due and the amount and method of providing such indemnification. If no agreement is reached by the Members, the Members agree to submit the matter to binding arbitration before a knowledgeable expert in the field. If the Members fail to agree on such an expert within 15 days, the arbitrator shall be selected by the Minneapolis office of the AAA from a list of candidates consisting of three individuals submitted by each Member. The arbitrator shall select the location of the arbitration. Costs of the arbitration shall be borne equally by the Members involved in the matter, except that each Member shall be responsible for its own expenses.

                                  ARTICLE XII

                           DISSOLUTION AND WINDING UP

         12.1. Events Causing Dissolution. The Company shall be dissolved if any of the following events shall occur:

         (a) The Written consent of all Members at any time to dissolve and wind up the affairs of the Company, which consent may include a Plan of Dissolution;

         (b) The Bankruptcy or dissolution of a Member;

         (c) The occurrence of a Change in Control with respect to a Member involving a Designated Person (the Member which is the subject of the Change in Control being the "Affected Member" and the Member which is not the subject of the Change in Control being the "Non-Affected Member"), if no later than 90 days after the receipt by the Non-Affected Member of a Written Notice of such Change in Control from the Affected Member (which notice must be given not more than 10 days after the effective date of such Change in Control) the Non-Affected

Member provides a Written notice to the Affected Member of the Non-Affected Member's intention to cause the dissolution of the Company pursuant to this clause (c);

         (d) A Dissolution Notice shall have been given by any Member to the Company and to all other Members; or

         (e) The occurrence of any other event that causes the dissolution of a limited liability company under the Act.

         12.2. Effective Date of Dissolution.

         (a) In the event of a dissolution of the Company pursuant to Section 12.1(a), such dissolution shall be effective as of the time agreed to by the Members.

         (b) In the event of a dissolution of the Company pursuant to Section 12.1(b), such dissolution shall be effective as of the end of the calendar year in which the applicable Bankruptcy or dissolution becomes effective or such earlier date as may be designated by the Member not subject to such Bankruptcy or dissolution.

         (c) In the event of a dissolution of the Company pursuant to Section 12.1(c), such dissolution shall be effective as of the end of the calendar year in which the Written notice of the Non-Affected Member's intention to cause such dissolution is given.

         (d) In the event of a dissolution of the Company pursuant to Section 12.1(d), such dissolution shall be effective as of the end of the calendar year in which the Dissolution Notice is given if such Dissolution Notice is given on or prior to August 31 of such calendar year. If such Dissolution Notice is given after August 31 in any calendar year, such dissolution shall be effective as of the end of the next succeeding calendar year. Notwithstanding the foregoing, no dissolution pursuant to Section 12.1(d) shall be effective prior to December 31, 2002.

         (e) In the event of a dissolution of the Company pursuant to Section 12.1(e), such dissolution shall be effective as of the earlier of the date of dissolution required by the Act or the end of the calendar year in which the event causing such dissolution occurs.

         12.3. Certain Termination Fees. In the event of any dissolution of the Company pursuant to Section 12.1(d) above, the following shall apply:

         (a) Except as provided in (b) and (c) below, the Member giving the Dissolution Notice pursuant to Section 12.1(d) shall pay to the other Member a Termination Fee upon the effective date of the dissolution computed as follows:

                  (i) $1,000,000; plus

                  (ii) $10,000,000, if such dissolution is effective on December 31, 2002;

                  (iii) $5,000,000, if such dissolution is effective on December 31, 2003; or

                  (iv) $2,500,000, if such dissolution is effective after December 31, 2003.

         (b) Notwithstanding paragraph (a) above, in the event of a Change in Control (not involving a Designated Person), the amount of the Termination Fee payable under Section 12.2(a) above by the Non-Affected Member as a result of a dissolution pursuant to Section 12.1(d) shall thereafter be automatically reduced to the amount calculated under clauses (i) and (iv) of Section 12.2(a) above.

         (c) Notwithstanding paragraph (a) above, in the event that a Member receiving the Dissolution Notice is in Default, the Non-Defaulting Member giving a Dissolution Notice shall not be required to make any of the payments described in Section 12.2(a) above. In such event, the Defaulting Member receiving such Dissolution Notice shall be required to pay the sum of $1,000,000 to the Non-Defaulting Member giving such Dissolution Notice as liquidated damages for the Non-Defaulting Member's start-up costs for the Company. Such payment shall be in addition to any other damages such Non-Defaulting Member may have suffered as a result of such Default.

         12.4. Operation Prior to Effective Date of Dissolution. If the Company is subject to dissolution pursuant to Section 12.1, the Company shall continue to operate its business up to the time of the effective date of such dissolution, giving due regard to the fact that the business of the Company will be wound up thereafter. In furtherance of the foregoing, (i) the Company shall complete the performance of any uncompleted customer commitments through the effective date of dissolution, (ii) the Members shall be relieved of their obligations under Section 6.6 to the extent necessary to permit the Members to conduct independent operations after the effective date of dissolution, (iii) the Members shall identify the employees of the Company not required to operate the Company during the period prior to the effective date of dissolution and the Company shall terminate such employees as appropriate, and (iv) the Company shall take such other reasonable actions as are necessary to prepare for the operation of the Company's business by the Members independently after the effective date of dissolution.

         12.5. Winding Up. After the effective date of any such dissolution pursuant to Section 12.1, any unresolved Company business or affairs shall be wound up pursuant to a Plan of Dissolution adopted by the Members. If the Members are unable to agree upon a Plan of Dissolution, the following provisions shall automatically apply:

         (a) The winding up of the Company's affairs shall be supervised by a liquidator (the "Liquidator"). The Liquidator shall be the Managers or, if the Members prefer, a liquidator or liquidating committee selected by Members holding Voting Interests of at least 51% in the aggregate.

         (b) The Liquidator shall undertake to allocate, assign and complete any remaining executory but uncompleted customer commitments and contracts of the Company in a manner, which will give due consideration to the best interests of each Member, which shall include but not be limited to allocating among the Members any remaining sales commitments to customers in proportion to the Members' respective Base Year Volumes or Modified Base Year Volumes, as the case may be, to the extent practicable. Each Member shall be entitled to all payments, revenues and profits from the contracts assigned to the Member, provided that the Member shall bear all costs associated with completing those contracts.

         (c) The Liquidator shall provide both Members with access to and the right to use in their ongoing business operations all sales, customer, pricing and other information developed or maintained by the Company other than such information relating to Optional Products of the other Member or arising in connection with services provided by the Company exclusively to the other Member. Both Members shall have the right but not the obligation to make offers of employment and to hire any personnel employed by the Company. For a period of 18 months either Member shall have full access to personnel hired by another Member and such employee shall be directed to make available all information in his or her possession related to the Company other than such information relating to Optional Products of the other Member or arising in connection with services provided by the Company exclusively to the other Member.

         (d) Each Member shall have the right to utilize all rail, transfer, distribution facility contracts owned and held in the name of the Company (except such contracts and facilities owned or held in the name of a Member) in proportion to the agreed upon allocation of customer contracts and shall, subject to any restriction in such agreements or contracts, have the further right to the direct assignment of such portion of those contracts or facility rights from the Company to the Member. Neither Member shall have any obligation to pay the cost of any such contracts or facility charges utilized by the other Member, except only to the extent that the assets of the Company must be used to pay or resolve the obligations of the Company to third parties supplying such contracts or facilities.

         (e) The Members shall have equal rights to the use of the name of the Company for a period of one year following the termination of the Company for purposes of utilizing that name in the transition of their sales, marketing and distribution activities from the Company to the individual Member. Thereafter both Members shall cease and desist from the use of such name in their sales, marketing and distribution efforts; provided that the foregoing shall not restrict the right of any Member to use any trademark, trade name or other mark or symbol owned by such Member and licensed for use by the Company. Nothing herein shall grant to one Member any rights to use trade names, trade marks or other protected marks and symbols of the other Member, except as specifically allowed by an agreement between the Members.

         (f) Both Members shall refrain from the disparagement of the other Member, its business, personnel, products or performance following termination. Absent the finding by a court of competent jurisdiction that a Member engaged in illegal acts, fraud or breaches of contract, which finding may be utilized in whole and not in part and only to the extent they are the part of a publicly available court judgment or decree, the Members shall limit their statements to the effect that the Company and its business was terminated under "terms previously agreed to by the Members" unless some further or different statement is agreed to by all Members.

         (g) Customer lists and files shall be equally available and may be copied and used by all Members. Each Member shall bear the cost of any such copying. Any request for such information in the hands of the other Member or the Company shall be supplied in not less than two business days.

         (h) In the event that more than one Member wishes to assume any specific facility or equipment or other asset of the Company, the Members shall each submit a one-time sealed bid therefor and the applicable asset shall be sold to the highest bidder.

         (i) No later than the effective date of dissolution, each Member shall receive back from the Company (i) any rights of the Company to the exclusive right to market the Designated Products produced by the Member or its Affiliates within the United States, and sold in North America, and (ii) any rights of the Company to use railcars and related bulk storage facilities owned or held by such Member and its Affiliates.

         (j) All inventories, accounts receivable and other assets and any proceeds thereof of the Company shall be used during the period prior to the effective date of the dissolution and thereafter to satisfy the obligations of the Company. Any remaining assets shall be distributed to the Members. Inventory may be sold either to the customers of the Company or to the Members provided that the sale shall maximize the revenues to the Company.

         (k) Subject to the provisions of (a) through (j) above, the Liquidator shall have full right, in the name of and for and on behalf of the Company to:

                  (i) Prosecute and defend civil, criminal or administrative suits;

                  (ii) Collect Company assets, including obligations owed to the Company;

                  (iii) Settle and close the Company's business;

                  (iv) Dispose of and convey all other Company Property for cash, and in connection therewith to determine the time, manner and terms of any sale or sales of Company Property, having due regard for the activity and condition of the relevant market and general financial and economic conditions;

                  (v) Pay all reasonable selling costs and other expenses incurred in connection with the winding up out of the proceeds of the disposition of Company Property;

                  (vi) Discharge the Company's known liabilities and, if necessary, to set up, for a period not to exceed five years after the date of dissolution, such cash reserves as the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company;

                  (vii) Distribute any remaining proceeds from the sale of Company Property to the Members;

                  (viii) Prepare, execute, acknowledge and file articles of dissolution under the Act and any other certificates, tax returns or instruments necessary or advisable under any applicable law to effect the winding up and termination of the Company; and

                  (ix) Exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Managers under the terms of this Agreement to the extent necessary or desirable in the good faith judgment of the Liquidator to perform its duties and functions. The Liquidator (if not a Manager) shall not be liable as a Manager to the Members and shall, while acting in such capacity on behalf of the Company, be entitled to the indemnification rights set forth in the Certificate of Formation and in Article XI.

         12.6. Compensation of Liquidator. The Liquidator appointed as provided herein shall be entitled to receive such reasonable compensation for its services as shall be agreed upon by the Liquidator and Members holding Voting Interests of at least 51%.

         12.7. Distribution of Company Property and Proceeds of Sale Thereof.

         (a) Subject to the provisions of Section 12.6, upon completion of all desired sales of Company Property, and after payment of all selling costs and expenses, the Liquidator shall distribute the proceeds of such sales, and any Company Property that is to be distributed in kind, to the following groups in the following order of priority:

                  (i) to satisfy Company liabilities to creditors, including Members and Managers who are creditors, to the extent otherwise permitted by law (other than for past due Company distributions), whether by payment or establishment of reserves;

                  (ii) to satisfy Company obligations to Members and former Members to pay past due Company distributions;

                  (iii) to the Members, in accordance with and to the extent of their respective Excess Amounts; and

                  (iv) to the Members, in accordance with the positive balances in their respective Capital Accounts determined after allocating all items for all periods prior to and including the date of distribution, including items relating to sales and distributions pursuant to this
         Article XII.

All distributions required under this Section 12.7 shall be made to the Members as soon as practicable but no later than the end of the taxable year in which the termination occurs or, if later, within 90 days after the date of such termination.

         (b) The claims of each priority group specified above shall be satisfied in full before satisfying any claims of a lower priority group. If the assets available for disposition are insufficient to dispose of all of the claims of a priority group, the available assets shall be distributed in proportion to the amounts owed to each creditor or the respective Capital Account balances of each Member in such group.

         12.8. Final Audit. Within a reasonable time following the completion of the liquidation, the Liquidator shall supply to each of the Members a statement that shall set forth the assets and the liabilities of the Company as of the date of complete liquidation and each Member's pro rata portion of distributions pursuant to Section 12.5.

         12.9. Deficit Capital Accounts. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the Capital Account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to this Agreement, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member's Capital Account to zero. The Members acknowledge that the losses and costs related to a Member's failure to meet Sales Commitments as provided in
Section 5.B of the Supply Agreement are not losses of the Company for purposes of this Section 12.9.

                                  ARTICLE XIII

                               DISPUTE RESOLUTION

         13.1. Negotiation of Disputes. Except as otherwise specifically provided in any Ancillary Agreement, the procedures for discussion, negotiation and mediation set forth in this Article XIII shall apply to all disputes, controversies or claims of whatever nature and description that may arise out of or relate to this Agreement, any Ancillary Agreement or the conduct of the business of the Company (a "Dispute"). The Members agree to use commercially reasonable efforts to resolve expeditiously any Dispute that may arise from time to time on a mutually acceptable negotiated basis. In furtherance of the foregoing, either Member may request in Writing an in-person meeting involving representatives of the Members at a senior level of management of the Members. A copy of this Written request shall be given to the General Counsel, or like officer or official, of each Member involved in the Dispute. Any agenda, location or procedures for such discussions or negotiations between the Members may be established by the Members from time to time; provided, however, that the Members shall use commercially reasonable efforts to meet within 30 days of the Written request.

         13.2. Agreement to Mediate. If either Member declares an impasse in attempts to negotiate a settlement of the Dispute, a Member may give or send a Written request for mediation to the other Member(s). Any opinion expressed by the mediator shall be strictly advisory and shall not be binding on the Members, nor shall any statements or submissions by a Member or opinion expressed by the mediator be admissible in any later proceeding. The mediator shall be a single knowledgeable individual with not less than five years experience in the agri-processing or chemical manufacturing business that is not Associated with either Member. The Members shall both propose names of qualified mediators. If the Members are unable to agree upon a mediator, the Minneapolis office of the AAA shall select a mediator from a list of candidates consisting of three individuals submitted by each Member. The mediator shall select the location of the mediation. Costs of the mediation shall be borne equally by the Members involved in the matter, except that each Member shall be responsible for its own expenses.

         13.3. Commencement of Litigation. If after 45 days following the commencement of mediation no final resolution of the Dispute is achieved, either Member may cease mediation and commence litigation to resolve the Dispute. All Members on their own behalf and on behalf of their Affiliates agree and consent that any claim arising from or related to any Dispute shall be brought exclusively in the state or federal court located in Minneapolis, Minnesota, and the Members hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defenses of a lack of personal or subject matter jurisdiction or of an inconvenient forum to the maintenance of any such action.

         13.4. Continuity of Service and Performance. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article XIII with respect to all matters not subject to such dispute, controversy or claim.

                                  ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

         14.1. Conference Telephone Meetings. Meetings of the Members or the Managers may be held by means of conference telephone or communications equipment so long as all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 14.1 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

         14.2. Electronic Meetings. Meetings of the Members or the Managers may be held by Internet discussions or electronic transmissions so long as all Members or Managers participate. Participation in a meeting pursuant to this
Section 14.2 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

         14.3. Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same.

         14.4. Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire agreement between the Members and contain all of the agreements between such Members with respect to the subject matter hereof. This Agreement and the Ancillary Agreements supersede any and all other agreements, either oral or written, between such Members with respect to the subject matter hereof.

         14.5. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

         14.6. Amendment. Except as expressly provided herein, this Agreement may be amended only by a Written agreement executed by all Members. No such amendment shall require any action or approval by the Managers.

         14.7. Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and shall inure to the benefit of the Members, and their respective distributees, heirs, successors and assigns.

         14.8. Offset. Whenever the Company is to pay any sum to any Member, any amounts that Member owes the Company may be deducted from that sum before payment.

         14.9. Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

         14.10. Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions.

         14.11. Governing Law. This Agreement shall be governed by and construed in accordance with the local, internal laws of the State of Delaware. In particular, this Agreement is intended to comply with the requirements of the Act and the Certificate of Formation. In the event of a direct conflict between the provisions of this Agreement and the mandatory provisions of the Act or any provision of the Certificate of Formation, the Act and the Certificate of Formation, in that order of priority, will control.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set below their names, to be effective on the date first above written.

                                             CORNPRODUCTSMCP SWEETENERS LLC


                                             By:
                                                    ----------------------------
                                             Its:
                                                    ----------------------------
                                             Dated:
                                                    ----------------------------


MEMBERS:


CORN PRODUCTS
INTERNATIONAL, INC.                          MINNESOTA CORN PROCESSORS, LLC


By:                                          By:
       ----------------------------                 ----------------------------
Its:                                         Its:
       ----------------------------                 ----------------------------
Dated:                                       Dated:
       ----------------------------                 ----------------------------

                                   SCHEDULE I


                                MEMBER INTERESTS

                        MEMBERS AND CAPITAL CONTRIBUTIONS


                                                   CAPITAL            VOTING
MEMBER                                          CONTRIBUTION         INTEREST


NAME:     CORN PRODUCTS INTERNATIONAL, INC.
ADDRESS:  6500 SOUTH ARCHER AVENUE
          BEDFORD PARK, IL 60501-1933             $500,000              50%




NAME:     MINNESOTA CORN PROCESSORS, LLC
ADDRESS:  901 NORTH HIGHWAY 59
          MARSHALL, MN 56528-2744                 $500,000              50%

                                   SCHEDULE II


                              ANCILLARY AGREEMENTS


1. Supply Agreement by and among CornProductsMCP Sweeteners LLC, Corn Products International, Inc. and Minnesota Corn Processors, LLC.

2. Trademark License Agreement by and between Corn Products International, Inc. and CornProductsMCP Sweeteners LLC.

3. Trademark License Agreement by and between Minnesota Corn Processors, LLC and CornProductsMCP Sweeteners LLC.

4. Employee/Services Leasing Agreement by and between Corn Products International, Inc. and CornProductsMCP Sweeteners LLC.

5. Employee/Services Leasing Agreement by and between Minnesota Corn Processors, LLC and CornProductsMCP Sweeteners LLC.

6. Shared Services Agreement by and among CornProductsMCP Sweeteners LLC, Corn Products International, Inc. and Minnesota Corn Processors, LLC.

7. Commission Sales Agreement by and among CornProductsMCP Sweeteners LLC, Corn Products International, Inc. and Minnesota Corn Processors, LLC.

                                  SCHEDULE III


                               DESIGNATED PRODUCTS


I        CORN PRODUCTS' DESIGNATED PRODUCTS

            =======================================================================================================
            PROPOSED PRODUCT                   CURRENT PRODUCT                        CURRENT
            NAME                               NAME                                   PIN          PLANT
            =======================================================================================================
DESIGNATED  BULK LIQUID BLENDS
PRODUCT
PRODUCT     BULK LIQUID BLENDS
CATEGORY
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                   Casco Corn Syrup                       028800       Cardinal
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                   Invertose/Corn Syrup Blend             028160       London
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                   Invertose/Corn Syrup Blend             028700       Cardinal
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                   Invertose/Corn Syrup Blend             028100       Argo
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                   Invertose/Corn Syrup Blend             029110       London
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                   Invertose/Corn Syrup Blend             028110       Cardinal,
                                                                                                   London
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                   Invertose/Corn Syrup Blend             028120       Argo
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                   Invertose/Corn Syrup Blend             028400       Argo
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                   Invertose/Corn Syrup Blend             028460       Argo,
                                                                                                   Stockton
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                   Invertose/Corn Syrup Blend             028470       Argo
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                   Invertose/Corn Syrup Blend             028410       Argo
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                   Invertose/Corn Syrup Blend             028130       Cardinal
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                   Invertose/Corn Syrup Blend             028140       Argo
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                   Invertose/Corn Syrup Blend             028420       Argo,
                                                                                                   Cardinal
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                   Invertose/Corn Syrup Blend             028450       Argo
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                   Invertose/Corn Syrup Blend             028480       Argo,
                                                                                                   Stockton
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                   Invertose/Corn Syrup Blend             029100       London
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                   Invertose/Corn Syrup Blend             028600       Argo,
                                                                                                   Stockton
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                   Invertose/Corn Syrup Blend             028440       Argo
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                   Invertose/Corn Syrup Blend             028490       Argo,
                                                                                                   Cardinal
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                   Invertose/Corn Syrup Blend             028150       Argo
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                   Invertose/Corn Syrup Blend             028620       Stockton
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                   Invertose/Corn Syrup Blend             028430       Argo,
                                                                                                   Cardinal,
                                                                                                   London
            -------------------------------------------------------------------------------------------------------

            CPMCP HFCS Blend                   Invertose/Corn Syrup Blend             028610       Argo
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                   Invertose/Corn Syrup Blend             028190       London
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                   Invertose/Corn Syrup Blend             028630       Stockton
            -------------------------------------------------------------------------------------------------------
            TBD                                Frudex 40                              291100       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Frudex 45                              291200       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Frudex 48                              291000       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Frudex 57                              292100       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Frudex 59                              292200       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Frudex 60                              293000       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Frudex 61                              293100       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Frudex 62                              293200       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Frudex 63                              293300       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Frudex 64                              293400       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Frudex 65                              293500       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Frudex 66                              293600       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Frudex 77                              294000       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Frudex 87                              295100       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Frudex 90                              296000       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Frudex 93                              296100       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Frudex 94                              296200       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Frudex 95                              296300       Arancia
            -------------------------------------------------------------------------------------------------------

            -------------------------------------------------------------------------------------------------------
DESIGNATED  BULK LIQUID CORN SYRUPS
PRODUCT
            -------------------------------------------------------------------------------------------------------

            -------------------------------------------------------------------------------------------------------
PRODUCT     LOW DE CORN SYRUPS
CATEGORY
            -------------------------------------------------------------------------------------------------------
            CPMCP 28/79 IX glucose             Enzose LDE Glucose                     014200       Cardinal
            -------------------------------------------------------------------------------------------------------
            CPMCP 36/80 IX glucose             Enzose LDE Glucose                     014300       Cardinal
            -------------------------------------------------------------------------------------------------------
            CPMCP 36/80 IX glucose             Globe Corn Syrup                       010420       Argo
            -------------------------------------------------------------------------------------------------------
            TBD                                Glucosa 45 Globe 2240                  224000       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Glucosa 44 Globe 2520                  252000       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Glucosa 45 Globe 2530                  253000       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Glucosa 45 Globe 2531                  253100       Arancia
            -------------------------------------------------------------------------------------------------------

            -------------------------------------------------------------------------------------------------------

            -------------------------------------------------------------------------------------------------------
PRODUCT     REGULAR DE CORN SYRUPS
CATEGORY
            -------------------------------------------------------------------------------------------------------
            CPMCP 43/80 glucose                Casco 42DE Glucose                     011410       London
            -------------------------------------------------------------------------------------------------------
            CPMCP 43/80 HS glucose             Casco 42DE Glucose                     011430       London
            -------------------------------------------------------------------------------------------------------
            CPMCP 43/80 IX glucose             Casco 42DE Glucose                     011440       London
            -------------------------------------------------------------------------------------------------------
            CPMCP 43/80 IX glucose             Enzose 42DE Glucose                    014400       Cardinal
            -------------------------------------------------------------------------------------------------------

            CPMCP 42/82 IX glucose             Enzose Glucose                         014600       Cardinal
            -------------------------------------------------------------------------------------------------------
            CPMCP 42/84 IX glucose             Enzose Glucose                         014700       Cardinal
            -------------------------------------------------------------------------------------------------------
            CPMCP 43/80 IX glucose             Globe Corn Syrup                       011420       Argo
            -------------------------------------------------------------------------------------------------------
            CPMCP 45/80 HM glucose             Enzose HM Glucose                      014420       Cardinal
            -------------------------------------------------------------------------------------------------------
            CPMCP 45/80 HM glucose             Enzose HM Glucose                      014530       Cardinal
            -------------------------------------------------------------------------------------------------------
            TBD                                Glucosa 43 Globe 2110                  211000       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Glucosa 43 Globe 2120                  212000       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Glucosa 43 Globe 2122                  212200       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Glucosa 43 Globe 2123 P/M              212300       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Glucosa 43 Globe 2130                  213000       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Glucosa 43 Globe 2511                  251100       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Glucosa 43 Globe 2512                  251200       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Glucosa 44 Globe 2230                  223000       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Glucosa 44 Globe 2231                  223100       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Glucosa 44 Globe 2521                  252100       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Glucosa 44 Globe 2522                  252200       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Glucosa 44 Globe 2523                  252300       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Glucosa 44 Globe 2524                  252400       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Glucosa 44 Globe 2525                  252500       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Glucosa 45 Globe 2330                  233000       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Glucosa 45 Globe 2533                  253300       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Glucosa 45 Globe 2250                  225000       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Glucosa 45 Globe 2510                  251000       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Glucosa 63 Globe 2540                  254000       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Glucosa Alta Maltosa 2410              241000       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Glucosa Alta Maltosa 2420              242000       Arancia
            -------------------------------------------------------------------------------------------------------

            -------------------------------------------------------------------------------------------------------
PRODUCT     HIGH DE CORN SYRUP
CATEGORY
            -------------------------------------------------------------------------------------------------------
            CPMCP 62/82 glucose                Casco 62DE Glucose                     016510       London
            -------------------------------------------------------------------------------------------------------
            CPMCP 62/82 IX glucose             Casco 62DE Glucose                     016540       London
            -------------------------------------------------------------------------------------------------------
            CPMCP 62/82 glucose                Enzose 62DE Glucose                    016500       Cardinal
            -------------------------------------------------------------------------------------------------------
            CPMCP 63/84 IX glucose             Enzose 62DE Glucose                    016700       Cardinal
            -------------------------------------------------------------------------------------------------------
            CPMCP 63/82 IX glucose             Globe Corn Syrup                       016520       Argo
            -------------------------------------------------------------------------------------------------------
            CPMCP 63/84 IX glucose             Globe Corn Syrup                       016720       Argo
            -------------------------------------------------------------------------------------------------------
            CPMCP 63/84 IX glucose             Globe Corn Syrup                       016730       Argo
            -------------------------------------------------------------------------------------------------------
            TBD                                Glucosa 44 Globe 2610                  261000       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Glucosa 70 Globe 2615                  261500       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Glucosa 44 Globe 2620                  262000       Arancia
            -------------------------------------------------------------------------------------------------------

            -------------------------------------------------------------------------------------------------------
PRODUCT     HIGH MALTOSE CORN SYRUP
CATEGORY
            -------------------------------------------------------------------------------------------------------
            CPMCP 53/82 IX glucose             Enzose 55DE Glucose                    015500       Cardinal
            -------------------------------------------------------------------------------------------------------
            CPMCP 50/81 HM glucose             Enzose Brewer's Glucose                015510       Cardinal
            -------------------------------------------------------------------------------------------------------

            CPMCP 47/81 HM glucose             Enzose Brewer's Glucose                015520       Cardinal
            -------------------------------------------------------------------------------------------------------
            CPMCP 53/81 HM glucose             Enzose HM Glucose                      015530       Cardinal
            -------------------------------------------------------------------------------------------------------

            -------------------------------------------------------------------------------------------------------
PRODUCT     ULTRA HIGH MALTOSE CORN
CATEGORY    SYRUP
            -------------------------------------------------------------------------------------------------------
            CPMCP 53/81 UHM glucose            Enzose HM Glucose                      015540       Cardinal
            -------------------------------------------------------------------------------------------------------
            CPMCP 53/81 UHM glucose            Enzose HM Glucose                      015550       Cardinal
            -------------------------------------------------------------------------------------------------------

            -------------------------------------------------------------------------------------------------------
DESIGNATED  BULK LIQUID HIGH FRUCTOSE
PRODUCT     CORN SYRUP
            -------------------------------------------------------------------------------------------------------

            -------------------------------------------------------------------------------------------------------
PRODUCT     HFCS 42
CATEGORY
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS 42                      Invertose HFCS                         026430       All CPO
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS 42 - high solids        Invertose HFCS                         026480       London, Pt
                                                                                                   Colburne
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS 42                      Alta Fructosa 42                       311000       Arancia
            -------------------------------------------------------------------------------------------------------

PRODUCT     HFCS 55
CATEGORY
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS 55                      Invertose HFCS                         026550       All CPO
                                                                                                   except
                                                                                                   Cardinal
            -------------------------------------------------------------------------------------------------------
            CPMCP HFCS 55                      Alta Fructosa 55                       321000       Arancia
            -------------------------------------------------------------------------------------------------------

            -------------------------------------------------------------------------------------------------------
DESIGNATED  BULK LIQUID DEXTROSE
PRODUCT
            -------------------------------------------------------------------------------------------------------
PRODUCT     BULK LIQUID DEXTROSE
CATEGORY
            -------------------------------------------------------------------------------------------------------
            CPMCP HD Glucose                   Casco High Dextrose Glucose            026250       Cardinal
            -------------------------------------------------------------------------------------------------------
            CPMCP Liquid Dextrose              Cerelose Liquid Dextrose               026170       Argo
            -------------------------------------------------------------------------------------------------------
            CPMCP 98/71 Liquid Glucose         Royal Liquid Glucose                   026260       Argo
            -------------------------------------------------------------------------------------------------------
            CPMCP 97/71 Liquid Glucose         Royal Liquid Glucose                   026270       Argo
            -------------------------------------------------------------------------------------------------------
            CPMCP 98/71 Liquid Glucose         Royal Liquid Glucose                   026260       Winston-
                                                                                                   Salem
            -------------------------------------------------------------------------------------------------------
            CPMCP Liquid Glucose               Versatose Liquid Glucose               013500       Argo
            -------------------------------------------------------------------------------------------------------
            TBD                                Polidex 70                             411000       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Polidex 70M                            411100       Arancia
            -------------------------------------------------------------------------------------------------------
            TBD                                Polidex 70SD                           412000       Arancia
            -------------------------------------------------------------------------------------------------------

            -------------------------------------------------------------------------------------------------------

DESIGNATED  BULK UNMODIFIED FOOD
PRODUCT     STARCH
            -------------------------------------------------------------------------------------------------------
PRODUCT     BULK UNMODIFIED FOOD
CATEGORY    STARCH
            -------------------------------------------------------------------------------------------------------
            CPMCP Unmodified Corn Starch,      Casco Corn Starch, Food Grade,         034030       Cardinal
            Food Grade                         Unmodified
            -------------------------------------------------------------------------------------------------------
            CPMCP Unmodified Corn Starch,
            Food Grade                         Buffalo Corn Starch, Food Grade        034010       Argo
            -------------------------------------------------------------------------------------------------------
            TBD                                Almidon Globe AA                       122000       Arancia
            =======================================================================================================

II       MCP DESIGNATED PRODUCTS

DESIGNATED PRODUCT: BULK LIQUID HIGH FRUCTOSE CORN SYRUP

     PRODUCT CATEGORY: 55 HFCS
         MinTose(TM) 3500 - 55 HFCS           Liquidose 77 (L-77)

     PRODUCT CATEGORY: 42 HFCS
         MinTose(TM) 3400 - 42 HFCS           Liquidose 71 (L-71)
         MinTose(TM) 3460 - 42 HFCS 66.5%     Liquidose 66.5 (L-66.5)
         MinTose(TM) 3480 - 42 HFCS           Liquidose 80 (L-80)
         MinTose(TM) 3490 - 42 HFCS           Liquidose 90 (L-90)

DESIGNATED PRODUCT: BULK LIQUID CORN SYRUP

     PRODUCT CATEGORY: LOW DE CORN SYRUP
         MinDex(TM) 1220 - 25/42 Corn Syrup Standard SO(2)
         MinDex(TM) 1221 - 25/42 Corn Syrup Low SO(2)
         MinDex(TM) 1330 - 36/43 Corn Syrup Standard SO(2)

     PRODUCT CATEGORY: MEDIUM DE CORN SYRUP
         MinDex(TM) 1430 - 43/43 Corn Syrup Standard SO(2)
         MinDex(TM) 1431 - 43/43 Corn Syrup Low SO(2)
         MinDex(TM) 1432 - 40 DE/80 DS Corn Syrup High SO(2)
         MinDex(TM) 1440 - 40 DE/82.5 DS Corn Syrup Standard SO(2) MinDex(TM) 1442 - 40 DE/81.5 DS Corn Syrup High SO(2)

     PRODUCT CATEGORY: HIGH DE CORN SYRUP
         MinDex(TM) 1530 - 54/43 Corn Syrup Standard SO(2)
         MinDex(TM) 1531 - 54/43 Corn Syrup Low SO(2)
         MinDex(TM) 1630 - 63/43 Corn Syrup Standard SO(2)
         MinDex(TM) 1631 - 63/43 Corn Syrup Low SO(2)
         MinDex(TM) 1640 - 63/43 Corn Syrup Standard SO(2)
         MinDex(TM) 1641 - 63/43 Corn Syrup Low SO(2)
         MinDex(TM) 1640 - 64/44 Corn Syrup Ion Exchange

     PRODUCT CATEGORY: HIGH MALTOSE CORN SYRUP
         MinDex(TM) 1433 - 45/43 High Maltose Corn Syrup High SO(2) MinDex(TM) 1434 - 45/43 High Maltose Corn Syrup Low SO(2)

DESIGNATED PRODUCT: BULK UNMODIFIED FOOD STARCH

     PRODUCT CATEGORY: BULK UNMODIFIED FOOD STARCH
         MinStar(TM) 2010
         MinStar(TM) 2030
         MinStar(TM) 2310

DESIGNATED PRODUCT: BULK LIQUID BLENDS

     PRODUCT CATEGORY: BULK LIQUID BLENDS

         BL2715   Friesen Honey 77 Blend
         BL5210   10 Invert
         BL6002   1 Suc 59 L71 40 CSU 44-62
         BL6003   10 Suc 90 L71
         BL6004   10 Suc 50 L71 40 CSU 44-62
         BL6005   15 Suc 50 L77 35 CSU 43-42
         BL6006   15 Suc 55 L71 30 CSU 44-62
         BL6007   20 Suc 40 L71 40 CSU 44-62
         BL6008   20 Suc 80 L71
         BL6009   Drumstick 12, Bulk
         BL6010   26.89 Suc 73.11 CSU 42-26
         BL6011   25 Suc 75 L71
         BL6012   25 T0-E 75 43/36 CSU
         BL6013   30 SUC 35 L71 35 CSU 44-62
         BL6014   20 T-0E 80 CSU 44/62
         BL6015   25 T-0 75 L-77
         BL6016   25 T-0E 75 L-77
         BL6017   35 Suc 35 L71 30 CSU 43-36
         BL6018   50 Suc 50 L71
         BL6019   50 Suc 50 L71
         BL6020   50 Suc 25 L71 25 CSU 44-62
         BL6021   60 Suc 40 CSU 43-36
         BL6023   Drumstick 12 Bulk-KC
         BL6024   45.9% L71 54.1% CSU 44-62 IX
         BL6025   28 L71 72 CSU 44-62
         BL6026   50 L71 42 L80 8 CSU 43-36
         BL6027   67 L71 33 CSU44/62
         BL6028   31.4 L71 60.6 L77 CSU 43-36
         BL6029   35 L71 20 L77 45 CSU 43-42
         BL6030   44 L77 56 CSU 43-42
         BL6031   40 L71 50 CSU 43-62
         BL6032   40 L71 60 CSU 44-62
         BL6033   30 L71 70 CSU 43-62
         BL6034   45 L71 55 CSU 43-62
         BL6035   50 L71 50 L77
         BL6036   50 L71 50 CSU 44-62
         BL6037   50 L71 50 CSU 44-62
         BL6038   60 L71 40 CSU 44-62
         BL6039   50 L71 50 CSU 44-64 IX
         BL6040   60 L71 40 CSU 43-42

         BL6041   60 L71 40 CSU 44-64 IX
         BL6042   50.9 l71 40.2 CSU 44-62
         BL6043   22.04 L71 77.96 CSU 44-62
         BL6044   70 L71 30 CSU 43-36
         BL6045   85 L71 15 CSU 43-62
         BL6046   1 Suc 49.5 L71 49.5 CSU 44-62
         BL6047   2 Suc E 49 L71 49 CSU 44-62
         BL6048   2 Suc E 98 -77
         BL6049   12.5 Suc E 12.5 L71 75 CSU 43-62
         BL6050   15 Suc E 55 L71 30 CSU 44-62
         BL6051   20 Suc E 80 L71
         BL6052   25 Suc E 75 L71
         BL6053   60 Suc E 40 CSU 43-36
         BL6054   40 Suc E 60 L77
         BL6055   50 Suc E 15 L71 35 CSU 44-62
         BL6056   73 Suc E 27 CSU 43-42
         BL6057   73 Suc E 27 CSU 43-36
         BL6058   75 Suc E 25 CSU 43-36
         BL6059   76 Suc E 24 CSU 42-26
         BL6060   43 Suc E 57 CSU 44-62
         BL6061   60 Sucrose 40 CSU 43-42
         BL6062   75 T-0E 27 L71
         BL6063   Drumstick 12, Bulk -KCR
         BL6064   36 Sucsp 28 50 Invert 30 CSU 43-36 6 CSU 44-62
         BL6065   60 Gran Sugar 10 CSU 43-62 30 CSU 43-36
         BL6066   65 Suc # 10 L71 25 CSU 43-36
         BL6067   75 T-0-E 35 CSU 43-42
         BL6068   Type 25 Invert
         BL6069   80 Suc 40 CSU 43-36
         BL6070   65 Suc 35 CSU 43-36
         BL6071   50 Suc 50 CSU 44-62
         BL6072   Spice Peach Blend
         BL6073   60 Suc 40 CSU 43-42
         BL6074   75 Suc 25 CSU 43-36
         BL6075   70 Suc 30 CSU 43-36
         BL6076   75 Suc 25 CSU 43-36
         BL6077   52 L77 48 CSU 44-62
         BL6078   50 L77 40 CSU-43-36
         BL6079   63.82 l77 36.18 CSU 43-62
         BL6080   20 Inv 40 L71 40 CSU 44-62
         BL6081   32.5 Suc 32.5 Inv 35 CSU 44-62
         BL6082   50 Inv 50 L71
         BL6083   50 Invert 50 L-71 KC
         BL6084   7 Inv 45 L7 48 CSU 44-64 IX
         BL6085   5 Inv 50 l71 45 CSU 44-62 IX
         BL6086   33.34 Inv 33.33 L71 33.33 CSU 44-62

         BL6087   3.5 Inv 46.5 L71 50 CSU 44-62 IX
         BL6088   50 Inv 50 L77
         BL6089   TCS 002 Blend Bulk
         BL6090   80 Inv 20 CSU 44-62
         BL6091   TCS 003 Blend
         BL6092   70 Suc 30 L71
         BL6093   38 L50 30 L71 32 CSU 44-62
         BL6094   60 L50 4 L71
         BL6095   50 L50 50 L71
         BL6096   50 Invert
         BL6097   50 Invert
         BL6127   70 L71 30 CSU 63-44
         BL6130   86 L71 14 CSU 44-64

                                   SCHEDULE IV


                                IMPORTED PRODUCTS

                                             CORN PRODUCTS' IMPORTED
                                             PRODUCTS
            =========================================================================================================
            PROPOSED PRODUCT                 CURRENT PRODUCT                          CURRENT         _______________
            NAME                             NAME                                     PIN             PLANT
            =========================================================================================================
DESIGNATED  BULK LIQUID BLENDS
PRODUCT

PRODUCT     BULK LIQUID BLENDS
CATEGORY
            ---------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                 Casco Corn Syrup                         028800          Cardinal
            ---------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                 Invertose/Corn Syrup Blend               028160          London
            ---------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                 Invertose/Corn Syrup Blend               028700          Cardinal
            ---------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                 Invertose/Corn Syrup Blend               029110          London
            ---------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                 Invertose/Corn Syrup Blend               028110          Cardinal,
                                                                                                      London
            ---------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                 Invertose/Corn Syrup Blend               028130          Cardinal
            ---------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                 Invertose/Corn Syrup Blend               028420          Cardinal
            ---------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                 Invertose/Corn Syrup Blend               029100          London
            ---------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                 Invertose/Corn Syrup Blend               028490          Cardinal
            ---------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                 Invertose/Corn Syrup Blend               028430          Cardinal,
                                                                                                      London
            ---------------------------------------------------------------------------------------------------------
            CPMCP HFCS Blend                 Invertose/Corn Syrup Blend               028190          London
            ---------------------------------------------------------------------------------------------------------
            TBD                              Frudex 40                                291100          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Frudex 45                                291200          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Frudex 48                                291000          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Frudex 57                                292100          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Frudex 59                                292200          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Frudex 60                                293000          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Frudex 61                                293100          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Frudex 62                                293200          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Frudex 63                                293300          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Frudex 64                                293400          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Frudex 65                                293500          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Frudex 66                                293600          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Frudex 77                                294000          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Frudex 87                                295100          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Frudex 90                                296000          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Frudex 93                                296100          Arancia
            ---------------------------------------------------------------------------------------------------------

            TBD                              Frudex 94                                296200          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Frudex 95                                296300          Arancia
            ---------------------------------------------------------------------------------------------------------

            ---------------------------------------------------------------------------------------------------------
DESIGNATED  BULK LIQUID CORN
PRODUCT     SYRUPS
            ---------------------------------------------------------------------------------------------------------

            ---------------------------------------------------------------------------------------------------------
PRODUCT     LOW DE CORN SYRUPS
CATEGORY
            ---------------------------------------------------------------------------------------------------------
            CPMCP 28/79 IX glucose           Enzose LDE Glucose                       014200          Cardinal
            ---------------------------------------------------------------------------------------------------------
            CPMCP 36/80 IX glucose           Enzose LDE Glucose                       014300          Cardinal
            ---------------------------------------------------------------------------------------------------------
            TBD                              Glucosa 45 Globe 2240                    224000          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Glucosa 44 Globe 2520                    252000          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Glucosa 45 Globe 2530                    253000          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Glucosa 45 Globe 2531                    253100          Arancia
            ---------------------------------------------------------------------------------------------------------

            ---------------------------------------------------------------------------------------------------------

            ---------------------------------------------------------------------------------------------------------
PRODUCT     REGULAR DE CORN
CATEGORY    SYRUPS
            ---------------------------------------------------------------------------------------------------------
            CPMCP 43/80 glucose              Casco 42DE Glucose                       011410          London
            ---------------------------------------------------------------------------------------------------------
            CPMCP 43/80 HS glucose           Casco 42DE Glucose                       011430          London
            ---------------------------------------------------------------------------------------------------------
            CPMCP 43/80 IX glucose           Casco 42DE Glucose                       011440          London
            ---------------------------------------------------------------------------------------------------------
            CPMCP 43/80 IX glucose           Enzose 42DE Glucose                      014400          Cardinal
            ---------------------------------------------------------------------------------------------------------
            CPMCP 42/82 IX glucose           Enzose Glucose                           014600          Cardinal
            ---------------------------------------------------------------------------------------------------------
            CPMCP 42/84 IX glucose           Enzose Glucose                           014700          Cardinal
            ---------------------------------------------------------------------------------------------------------
            CPMCP 45/80 HM glucose           Enzose HM Glucose                        014420          Cardinal
            ---------------------------------------------------------------------------------------------------------
            CPMCP 45/80 HM glucose           Enzose HM Glucose                        014530          Cardinal
            ---------------------------------------------------------------------------------------------------------
            TBD                              Glucosa 43 Globe 2110                    211000          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Glucosa 43 Globe 2120                    212000          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Glucosa 43 Globe 2122                    212200          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Glucosa 43 Globe 2123 P/M                212300          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Glucosa 43 Globe 2130                    213000          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Glucosa 43 Globe 2511                    251100          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Glucosa 43 Globe 2512                    251200          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Glucosa 44 Globe 2230                    223000          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Glucosa 44 Globe 2231                    223100          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Glucosa 44 Globe 2521                    252100          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Glucosa 44 Globe 2522                    252200          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Glucosa 44 Globe 2523                    252300          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Glucosa 44 Globe 2524                    252400          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Glucosa 44 Globe 2525                    252500          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Glucosa 45 Globe 2330                    233000          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Glucosa 45 Globe 2533                    253300          Arancia
            ---------------------------------------------------------------------------------------------------------

            TBD                              Glucosa 45 Globe 2250                    225000          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Glucosa 45 Globe 2510                    251000          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Glucosa 63 Globe 2540                    254000          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Glucosa Alta Maltosa 2410                241000          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Glucosa Alta Maltosa 2420                242000          Arancia
            ---------------------------------------------------------------------------------------------------------

            ---------------------------------------------------------------------------------------------------------
PRODUCT     HIGH DE CORN SYRUP
CATEGORY
            ---------------------------------------------------------------------------------------------------------
            CPMCP 62/82 glucose              Casco 62DE Glucose                       016510          London
            ---------------------------------------------------------------------------------------------------------
            CPMCP 62/82 IX glucose           Casco 62DE Glucose                       016540          London
            ---------------------------------------------------------------------------------------------------------
            CPMCP 62/82 glucose              Enzose 62DE Glucose                      016500          Cardinal
            ---------------------------------------------------------------------------------------------------------
            CPMCP 63/84 IX glucose           Enzose 62DE Glucose                      016700          Cardinal
            ---------------------------------------------------------------------------------------------------------
            TBD                              Glucosa 44 Globe 2610                    261000          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Glucosa 70 Globe 2615                    261500          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Glucosa 44 Globe 2620                    262000          Arancia
            ---------------------------------------------------------------------------------------------------------

            ---------------------------------------------------------------------------------------------------------
PRODUCT     HIGH MALTOSE CORN
CATEGORY    SYRUP
            ---------------------------------------------------------------------------------------------------------
            CPMCP 53/82 IX glucose           Enzose 55DE Glucose                      015500          Cardinal
            ---------------------------------------------------------------------------------------------------------
            CPMCP 50/81 HM glucose           Enzose Brewer's Glucose                  015510          Cardinal
            ---------------------------------------------------------------------------------------------------------
            CPMCP 47/81 HM glucose           Enzose Brewer's Glucose                  015520          Cardinal
            ---------------------------------------------------------------------------------------------------------
            CPMCP 53/81 HM glucose           Enzose HM Glucose                        015530          Cardinal
            ---------------------------------------------------------------------------------------------------------

            ---------------------------------------------------------------------------------------------------------
PRODUCT     ULTRA HIGH MALTOSE CORN
CATEGORY    SYRUP
            ---------------------------------------------------------------------------------------------------------
            CPMCP 53/81 UHM glucose          Enzose HM Glucose                        015540          Cardinal
            ---------------------------------------------------------------------------------------------------------
            CPMCP 53/81 UHM glucose          Enzose HM Glucose                        015550          Cardinal
            ---------------------------------------------------------------------------------------------------------

            ---------------------------------------------------------------------------------------------------------
DESIGNATED  BULK LIQUID HIGH
PRODUCT     FRUCTOSE CORN SYRUP
            ---------------------------------------------------------------------------------------------------------

            ---------------------------------------------------------------------------------------------------------
PRODUCT     HFCS 42
CATEGORY
            ---------------------------------------------------------------------------------------------------------
            CPMCP HFCS 42                    Invertose HFCS                           026430          All Casco
            ---------------------------------------------------------------------------------------------------------
                                                                                                      London, Pt
            CPMCP HFCS 42 - high solids      Invertose HFCS                           026480          Colburne
            ---------------------------------------------------------------------------------------------------------
            CPMCP HFCS 42                    Alta Fructosa 42                         311000          Arancia
            ---------------------------------------------------------------------------------------------------------

            ---------------------------------------------------------------------------------------------------------
PRODUCT     HFCS 55
CATEGORY
            ---------------------------------------------------------------------------------------------------------
            CPMCP HFCS 55                    Invertose HFCS                           026550          London, Pt.
                                                                                                      Colburne
            ---------------------------------------------------------------------------------------------------------
            CPMCP HFCS 55                    Alta Fructosa 55                         321000          Arancia
            ---------------------------------------------------------------------------------------------------------

            ---------------------------------------------------------------------------------------------------------
DESIGNATED  BULK LIQUID DEXTROSE
PRODUCT
            ---------------------------------------------------------------------------------------------------------
PRODUCT     BULK LIQUID DEXTROSE
CATEGORY
            ---------------------------------------------------------------------------------------------------------
            CPMCP HD Glucose                 Casco High Dextrose Glucose              026250          Cardinal
            ---------------------------------------------------------------------------------------------------------
            TBD                              Polidex 70                               411000          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Polidex 70M                              411100          Arancia
            ---------------------------------------------------------------------------------------------------------
            TBD                              Polidex 70SD                             412000          Arancia
            ---------------------------------------------------------------------------------------------------------

            ---------------------------------------------------------------------------------------------------------
DESIGNATED  BULK UNMODIFIED FOOD
PRODUCT     STARCH
            ---------------------------------------------------------------------------------------------------------
PRODUCT     BULK UNMODIFIED FOOD
CATEGORY    STARCH
            ---------------------------------------------------------------------------------------------------------
            CPMCP Unmodified Corn Starch,    Casco Corn Starch, Food Grade,           034030          Cardinal
            Food Grade                       Unmodified
            ---------------------------------------------------------------------------------------------------------
            TBD                              Almidon Globe AA                         122000          Arancia
            =========================================================================================================

                                   SCHEDULE V


                            FORM OF SUPPLY AGREEMENT


         This Supply Agreement (this "Supply Agreement") is made as of January 1, 2001, by and among CORNPRODUCTSMCP SWEETENERS LLC, a Delaware limited liability company, with its principal office in Marshall, Minnesota (the "Company"), CORN PRODUCTS INTERNATIONAL, INC., a Delaware corporation, with its principal office at 6500 South Archer Avenue, Bedford Park, Illinois 60501-1933 ("Corn Products"), and MINNESOTA CORN PROCESSORS, LLC, a Colorado limited liability company, with its principal office at 901 North Highway 59, Marshall, Minnesota 56528-2744 ("MCP"). Corn Products and MCP shall each be referred to herein as a "Member" and collectively referred to herein as the "Members."


         WHEREAS, the Members entered into a Limited Liability Company Agreement dated as of December 1, 2000 (the "Operating Agreement") under which the Members agreed to form the Company primarily to serve as their exclusive sales outlet for the sale in the United States of America (including Puerto Rico, the "United States"), and into Canada, and Mexico (collectively, "North America") of certain Designated Products (as defined herein); and

         WHEREAS, each Member is willing to supply to the Company the Designated Products produced in the United States by each of them for sale in North America, subject to the terms and conditions of the Operating Agreement and this Supply Agreement.

         WHEREAS, as part of its contribution obligation under the Operating Agreement, each Member has agreed to enter into this Supply Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:


1.       DEFINITIONS.

         In addition to such definitions as shall be set forth in Article I of the Operating Agreement (some of which are repeated here for reference) or defined in the text below, when used in this Supply Agreement the following terms shall have the meaning specified:

         A. "Affiliate" means, when used with reference to a specific Person (or when not referring to a specific Person shall mean an Affiliate of a Member), any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specific Person.

         B. "Base Year Volume" shall mean the quantity representing the aggregate actual sales of the applicable Designated Product by each Member (and its respective Affiliates) during calendar year 2000 unless modified in the manner set forth below, to the extent such Designated Product was (i) produced and sold within the United States, (ii) produced within the United States and sold in Mexico or Canada, or (iii) produced in Mexico or Canada and exported into and sold in the United States. The Base Year Volume shall be confirmed in writing by the parties.

         C. "Bulk" means finished products sold by pipeline or single container, rail car or other transportation vehicle where the finished product pipeline shipment, container, rail car or vehicle load has a capacity in excess of five tons. Bulk does not include a single container, rail car or other transportation vehicle containing subcontainers or packages of less than five tons. Excluded from this definition of Bulk shall be any such products sold or otherwise transferred to a third party and normally delivered by pipeline for processing into finished products other than Designated Products.

         D. "Designated Products" has the meaning given in the Operating Agreement.

         E. "Modified Base Year Volume" shall mean the volume resulting from all changes to the Base Year Volume under Section 3 below.

         F. "Sales Commitments" shall mean the volume of Designated Products which a Member has agreed to sell to the Company as determined in Section 2.A for the first year of the Supply Agreement and in Section 4 for all subsequent years during the Term.

         G. "Specifications" shall mean the specifications to the applicable products supplied hereunder as agreed to in writing by the parties.

2.       PURCHASE AND SALE OF DESIGNATED PRODUCTS.

         A. Obligation to Sell and Buy Designated Products. During each calendar year during the Term of the Supply Agreement each Member and its Affiliates shall sell to the Company their respective Sales Commitments of Designated Products for such calendar year. The Company shall use reasonable commercial efforts to market and sell such Designated Products to its customers in the United States and, through Affiliates of Corn Products under one or more commission sales agreements, in Mexico and Canada. Designated Products produced by Affiliates of the Members in Mexico or Canada and sold in the United States to or through the Company under one or more commission sales agreements shall be credited against the applicable Member's Sales Commitment.

         B. Sales Commitments for Calendar Year 2001. For calendar year 2001, each Member's respective Sales Commitment for each Designated Product shall be equal to the Member's respective Base Year Volume for such Designated Product.

         C. Rate of Delivery. Each Member shall use reasonable efforts to supply its respective Sales Commitments to the Company in accordance with the quarterly volume forecasts included as part of the Sales Commitments as provided in
Section 4 below or as otherwise required to enable the Company to satisfy the needs of, and its obligations to, its customers.

3.       METHODS FOR DETERMINING MODIFIED BASE YEAR VOLUMES.

         A. Modification By Acquisition of Production Facility Capacity. A Member or its Affiliate may acquire from a third party not an Affiliate of such Member any production-facility capacity within North America that at the time of the closing of such acquisition is producing any Designated Product being (a) sold in North America if the production facility is located in the United States or (b) sold in the United States if the production facility is located outside the United States (the "Acquired Facility"). For purposes of this Section an acquisition shall include both the purchase of the assets and the purchase of a controlling interest in the facility's output of Designated Products (a) sold in North America if the production facility is located in the United States or (b) sold in the United States if the production facility is located outside the United States. In the event of any such acquisition of an Acquired Facility:

         (i) The Company's actual calendar year sales of the applicable Designated Products for the full calendar year in which the acquisition of the Acquired Facility occurs (excluding any sales of Designated Product from the Acquired Facility) shall first be allocated between the Members in proportion to each Member's then current Base Year Volume or Modified Base Year Volume, as the case may be. This allocation of the current year's sales of applicable Designated Product shall yield an "Adjusted Year Volume" for each Member.

         (ii) The Member acquiring the Acquired Facility shall provide to the Company true and accurate sales figures for the full calendar year in which such acquisition occurs showing all applicable Designated Product that was produced at the Acquired Facility and (a) sold in North America if the production facility is located in the United States, or
         (b) sold in the United States if the production facility is located outside of the United States. These actual sales figures shall be added to the acquiring Member's Adjusted Year Volume to yield a Modified Base Year Volume for that Member.

         (iii) The non-acquiring Member's Adjusted Year Volume for each applicable Designated Product shall become that Member's Modified Base Year Volume.

         (iv) The Company shall prepare and amend to the Supply Agreement schedules showing the results of this calculations which shall be labeled "Modified Base Year Volumes For Members as of January 1, [year]". Thereafter these schedules (unless later modified) shall used to determine each Member's annual contractual rights under this Supply Agreement to supply Designated Products to the Company in the manner calculated under Section 4 below.

         (v) In the calendar year in which the purchase of the Acquired Facility is completed, the acquiring Member shall provide to the Company true and accurate sales estimates showing the volume of each Designated Product forecasted to be sold during the remainder of the calendar year from the Acquired Facility in North America if the Acquired Facility is located in the United States, or sold in the United States if the Acquired Facility is located outside of the United States. The Company shall add that volume of forecasted sales to the acquiring Member's applicable Sales Commitments, as defined below, for the balance of that calendar year.

         (vi) Unless the Company and the Members agree to another method for integrating the Modified Base Year Volume amounts calculated under this
         Section 3.A into the calculation of Sales Commitment under Section 4 below, the Company and the Members agree to meet on or before January 5 of the year following the year in which the Acquired Facility is purchased to make all necessary recalculations of Sales Commitments for that year using the Member's Modified Base Year Volumes, as determined under this Section.


         B. Modification Because of a Failure to Commit to 90% of Current Base Year Volume. As more fully described in Section 4 below, each Member shall be entitled on an annual basis to specify its Sales Target for each Designated Product for the following calendar year. If a Member specifies a Sales Target that is less than 90% of such Member's then current Base Year Volume or Modified Base Year Volume for any applicable Designated Product, the difference between such Sales Target and such current Base Year Volume or Modified Base Year Volume shall be considered a "Deficiency". The other Member (the "Assuming Member") may elect to supply all or any portion of the Deficiency. If such an election is made, the amount of such Deficiency so assumed and actually supplied by the Member to the Company during that subsequent year shall be subtracted from the non-Assuming Member's then current Base Year Volume or Modified Base Year Volume and added to the Assuming Member's then current Base Year Volume or Modified Base Year Volume to create new Modified Base Year Volume's for both Members. The Company shall prepare and append to this Supply Agreement schedules showing the results of these calculations which shall be labeled "Modified Base Year Volumes For [Member's name] as of [date]". Thereafter these schedules (unless later modified) shall be used to determine each Member's annual contractual rights under this Supply Agreement or later executed Supply Agreements to supply Designated Products to the Company in the manner calculated under Section 4 below.

         C. Modification Because of Failure to Supply 90% of Current Base Year Volume As Result of Force Majeure or Failure to Agree to Increased Warranty.

         (i) If as a result of a condition of force majeure a Member fails to satisfy its Sales Commitment with respect to any Designated Product and if the amount of such Designated Product actually supplied by such Member is less than 90% of such Member's current Base Year

Volume or Modified Base Year Volume for the applicable year, the difference between the amount of such Designated Product actually supplied by such Member and such Member's current Base Year Volume or Modified Base Year Volume shall be considered a "Force Majeure Deficiency". The amount of such Force Majeure Deficiency shall be subtracted from the then current Base Year Volume or Modified Base Year Volume of the Member affected by the condition of force majeure to create a new Modified Base Year Volume for such Member.

         In years subsequent to the year in which the condition of force majeure occurs, increases in aggregate Volume Allocations over the Sales Commitments in the year in which the condition of force majeure occurs, shall be allocated on a priority basis to the Member affected by the condition of force majeure and the Modified Base Year Volume of such Member shall be increased up to the level that existed prior to such reduction to the extent that such Member commits to such incremental Volume Allocations and satisfies such commitment.

         (ii) If (a) the Company shall propose a customer warranty that exceeds the Member Warranty (the "Increased Warranty") with respect to any Designated Product, and (b) any Member shall agree to supply Designated Product subject to the Increased Warranty, then any other Member that is requested by the Company to agree to the Increased Warranty with respect to any Designated Product within the same Product Category may either agree to supply such Designated Product subject to the Increased Warranty or choose not to agree.

         If (a) such Member fails to accept all rights and obligations to supply such Designated Product subject to the Increased Warranty and (b) another Member agrees to assume all rights and obligations to supply such Designated Product, the Member that agrees to assume such rights and obligations to supply such Designated Product subject to the Increased Warranty shall be responsible for and shall pay all incremental freight and other costs incurred by the Company as a result of supplying such Designated Product.

         If (a) another Member does not supply such Designated Product subject to the Increased Warranty, (b) the customer that had requested the Increased Warranty chooses not to purchase the Designated Product because of its failure to obtain the Increased Warranty, and (c) the amount of such Designated Product that such customer chooses not to purchase is more than 10% of such Member's current Base Year Volume or Modified Base Year Volume for the applicable year, then the amount of Designated Product that such customer refused to purchase shall be considered a "Warranty Deficiency". The amount of such Warranty Deficiency shall be subtracted from the then current Base Year Volume or Modified Base Year Volume of the Member that failed to agree to the Increased Warranty to create a new Modified Base Year Volume for such Member.

         (iii) The Company shall prepare and append to this Supply Agreement schedules showing the results of any calculations of Modified Base Volumes required by paragraph (i) or (ii) above, which shall be labeled "Modified Base Year Volumes For [Member's name] as of [date]". Thereafter these schedules (unless later modified) shall be used to determine each Member's annual contractual rights under this Supply Agreement or later executed Supply Agreements to supply Designated Products to the Company in the manner calculated under Section 4 below.

         D. Other Modifications. A Member's Modified Base Year Volume shall be increased by the volume of Designated Products sold in the most recently completed year under any unassignable contract upon the earlier of the assignment to the Company or the expiration of such contract.

4.       DETERMINATION OF MEMBER'S SALES COMMITMENTS AFTER CALENDAR YEAR 2001.

         The determination of each Member's Sales Commitments to the Company for all years after calendar year 2001, shall be made as follows:

         A. Preparation of Subsequent Years Sales Forecasts Sales Targets. The Company shall annually prepare Sales Forecasts and Sales Targets in the following manner and on the following dates unless different dates are agreed to in any given year by the Company and each Member:

         (i) on or before September 1, 2001, and each September 1 thereafter, the Company shall forecast its annual sales and delivery requirements for each of the Designated Products for the next calendar year (on a quarterly basis) (the "Sales Forecast");

         (ii) the Company shall also calculate a "Volume Allocation" of its Sales Forecast between the Members for each Designated Product in proportion to each Member's then current Base Year Volume or Modified Base Year Volume, as the case may be, for each Designated Product contained in the Sales Forecast so that 100% of the Sales Forecast for each such Designated Product shall be so allocated between the Members. It is the intent of this Volume Allocation to provide to each Member the right to elect to supply to or sell through the Company in the succeeding calendar year a quantity of each Designated Product equal to the Volume Allocation of that Designated Product to that Member;

         (iii) on or before September 2 of the calendar year in which this Volume Allocation is made, the Company shall give each Member Written notice of these Volume Allocations;

         (iv) on or before October 1 of the calendar year in which these Volume Allocations are so supplied to and received by the Members, each Member shall independently determine and notify the Company in Writing of the quantity of each Designated Product (not to exceed Member's applicable Volume Allocation) that such Member is willing to commit to supply to or sell through the Company for the succeeding calendar year (on a quarterly basis) (each commitment being a "Sales Target") for that Designated Product; and

         (v) on or before October 5 of each such calendar year, the Company shall provide to each Member the other Member's Sales Targets.

         B. Failure of a Member to Accept Volume Allocations. If a Member's Sales Target for a Designated Product for a given calendar year is less than such Member's applicable Volume Allocation, then the other Member (the "Assuming Member") may assume the right and obligation solely during such calendar year to supply an additional amount of such Designated Product not to exceed the difference between the other Member's Volume Allocation and Sales Target for that Designated Product (the "Assumed Allocation"). Written notice of this election shall be given by the Assuming Member to the Company on or before October 10 of such calendar year.

         C. Final Sales Commitments. On or before October 15 of each calendar year, the Company shall determine the final quantity of each Designated Product that each Member has committed to supply, which shall be the sum of such Member's (i) applicable Sales Target; and (ii) Assumed Allocation (collectively each such final quantity being a "Sales Commitment"). The Company shall prepare and append to this Supply Agreement schedules showing the Sales Commitments so determined which shall be labeled "Sales Commitments for [Member's name] For January 1 through December 31, [year]".

         D. Midyear Increases In Sales Commitments. In the event that during the course of any calendar year for which Sales Commitments have been established the Company determines that there is increased demand for Designated Products which the Members agree to supply in excess of the combined Sales Commitments of the Members, that increased demand shall in the first instance be allocated between the Members in proportion to the Sales Commitments determined for that year, or if one Member does not elect to take that full allocation the other Member may elect to fill that unmet allocation. In such event all necessary modifications to the "Sales Commitments for [Member's name] For January 1 through December 31, [year]" schedule shall be promptly made. The failure of a Member to accept this unmet allocation shall not subject to Member to the provisions of Section 3.B.

5.       CERTAIN RIGHTS AND REMEDIES RELATED TO SALES COMMITMENTS.

         A. Failure of the Company To Take Sales Commitments. The Company will purchase from the Members or otherwise sell on behalf of the Members all Sales Commitments. In the event the Company is unable to purchase from the Members or otherwise sell on behalf of the Members all Sales Commitments the Members shall absorb such shortfalls in proportion to the Member's respective Sales Commitments.

         B. Failure of Member to Supply Sales Commitments. The following rights and remedies apply if a Member (the "Non-Electing Member") fails to supply its entire Sales Commitment for any Designated Product either directly or through its Affiliates:

         (i) The other Member (the "Electing Member") may, but is not obligated to, provide some or all of any such unmet Sales Commitment. Upon making that election, the Electing Member shall be solely responsible for and shall pay any incremental costs related to supplying the unmet Sales Commitment that is covered by this election.

         (ii) With respect to that portion of the unmet Sales Commitment not covered by the Electing Member's election under paragraph (i) above, the Company shall determine (in its discretion) whether (1) to decline to sell product to its actual or prospective customers due to unavailability of such product, or (2) to purchase replacement product on the open market to fulfill all or some portion of such unmet Sales Commitment. Subject to the limitations of paragraphs (iii) and (iv) below, the Non-Electing Member shall be solely responsible for and shall pay all costs related to the Company's acquisition of this replacement product and any other direct damages (but not including consequential damages) in connection with its failure to satisfy its Sales Commitment

         (iii) If the Company intends to purchase replacement product on the open market under clause (2) of paragraph (ii) above, the Company shall give Written notice to the Non-Electing Member not less than twenty
         (20) days prior to making any such purchase, and the Non-Electing Member may instruct the Company in Writing within that twenty days not to make any such purchases; provided that, notwithstanding anything to the contrary contained herein, the Non-Electing Member shall indemnify and hold the Company and Electing Member harmless against all direct and consequential damages (including, but not limited to, loss of future business) resulting from the Company's compliance with the Non-Electing Member's instruction.

         (iv) Absent such instruction, if the Company fulfills any or all of the Non-Electing Member's unmet Sales Commitment through open market purchases, the Non-Electing Member shall be responsible for and shall reimburse the Company only for the amount of such open market purchases in excess of $50,000 in any one calendar year.

6.       PRICING.

         The Company agrees to pay each Member for all Designated Product sold by that Member to the Company and acquired by the Company from the Member under this Supply Agreement the purchase prices established by this Section 6.

         A. Initial Year Pricing. As soon as practicable, the Company and the Members shall agree to and confirm in writing the purchase prices for Designated Products to be sold by each Member and acquired by the Company from January 1 through December 31, 2001.

         B. Price Changes. No later than December 31, 2001 and each December 31 of each calendar year thereafter during the Term, the purchase prices for Designated Products shall be reviewed by the Board of Managers of the Company and adjustment, if any, for the following calendar year made, provided that any pricing factors leading to adjustments shall be equally applied to both Members.

7.       TERM.

         A. General. The term of this Supply Agreement (the "Term") shall commence as of the Effective Date and shall continue until expiration as provided below, unless earlier terminated pursuant to this Section 7. The initial term shall expire at the end of the day on December 31, 2003. Notwithstanding the foregoing, the initial term, and any subsequent renewal term, shall be automatically extended for successive one year renewal terms, unless terminated pursuant to Section 7.B.

         B. Termination. This Supply Agreement shall immediately terminate upon the effective date of a dissolution of the Company under Section 12.2 of the Operating Agreement, subject only to the additional obligations related to the winding up of the Company under Article XII of the Operating Agreement or at such later date as the Members shall agree in writing.

8.       OTHER MATTERS.

         A. Product Warranty. The Company shall undertake to negotiate with customers for the Designated Products supplied by the Members under this Supply Agreement. In so doing the Company shall limit the product warranties given by the Company to such customers (the "Customer Warranties") to the warranties contained in this Section 8.A, unless otherwise agreed in writing by the supplying Member in which case the supplying Member shall warrant the applicable Designated Products to the full extent so agreed. With respect to all Designated Product produced by a Member or its Affiliates and sold to the Company to meet Sales Commitments, that Member warrants that at the time that title to such Designated Product passes to the Company, such Designated Product will (i) conform to the Specifications applicable thereto, (ii) not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended (the "Act"), (iii) not be an article which may not under the provisions of Section 404 and 505 of the Act, be introduced into interstate commerce, and
(iv) in the case of Products delivered to satisfy commitments of the Company under any of the Contributed Contracts (as defined in the Operating Agreement) contributed by such Member to the Company pursuant to Section 4.1 of the Operating Agreement, comply with any warranties contained in such Contributed Contracts. The warranties described in clauses (i) through (iv) are referred to as the "Member Warranties". The Company shall not make or extend any warranty to any customer or other third party on behalf of either Member. Notwithstanding the foregoing, for calendar year 2001, the Company may grant such Customer Warranties as either of the Members had granted to those same customers in calendar year 2000 (the "2000 Warranties").

         B. DISCLAIMER. EXCEPT AS SET FORTH IN SECTION 8.A., NEITHER MEMBER MAKES ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER MATTER WITH RESPECT TO THE PRODUCTS SUPPLIED HEREUNDER.

         C. Cooperation. The Company shall notify the applicable Member in writing within 24 hours after becoming aware of any quality issues or customer complaints or claims regarding any products supplied hereunder by such Member. Such Member shall reasonably cooperate with the Company in connection with the Company's resolution of any such complaint or claim.

         D. Claims. All claims regarding products supplied hereunder including, but not limited to, claims for any alleged shortage or claims that such products did not conform to the

Member Warranty, shall be deemed waived by the Company unless made in writing and received by the Member supplying the applicable product within ten business days after the Company learns of the alleged claim but in no event later than six months after the date of shipment of such products from such Member's production facility. Upon a Member's receipt of any such claim notice alleging a breach of the Member Warranty, such Member shall determine whether such products conformed to such warranty. If such Member agrees that such products did not conform to such warranty, such Member shall (i) notify the Company thereof in writing and instruct the Company to either dispose of such products or deliver such products to a facility designated by such Member, and the Company shall do so at its own cost and expense; and (ii) either (a) replace such products, or
(b) refund to the Company or the Company's customer the amount of the actual purchase price paid to such Member for such products net of any commission paid to the Company therefor. The remedies provided in clause (ii) above shall be the Company's sole and exclusive remedy for any claim by the Company that the applicable Member breached the Member Warranty.

         E. Technical Information. Each Member shall provide such technical information and assistance as reasonably requested by the Company in connection with the products supplied hereunder including, but not limited to, information regarding such Member's quality systems and procedures in connection with such products. As among the Company and the Members, the Company shall be solely responsible for providing to its customers any technical information and assistance that the Company deems necessary or appropriate. If the Company obtains any field reports or other technical information that may be useful to a Member in connection with such products, the Company shall provide such field reports or other technical information to such Member.

         F. Transfer of Title and Risk of Loss. Title and risk of loss for all products sold by the Members to the Company hereunder shall transfer to the Company upon the shipment of such products by freight carriers from the premises of the applicable production facility or as otherwise agreed by the Company and the applicable Member.

9.       INDEMNIFICATION AND LIMITATION OF LIABILITY.

         A. By the Company. The Company shall defend, indemnify and hold each Member and its Affiliates harmless from and against any and all claims, losses, damages, suits, costs (including reasonable attorneys' fees) and liabilities based upon or arising out of or in connection with (i) any violation by the Company of any law, regulation or order; (ii) any warranty, including the 2000 Warranties, extended by the Company other than that the products supplied hereunder will conform to the Member Warranties; (iii) the handling, possession, use or disposal by the Company (or any third party that obtains such products in any form through or from the Company) of the products supplied hereunder, whether used in manufacturing, combined with other substances, or consumed in any manner; or (iv) the Company's negligence or willful misconduct.

         B. By Corn Products. Corn Products shall defend, indemnify and hold the Company, MCP and MCP's Affiliates harmless from and against any and all claims, losses, damages, suits, costs (including reasonable attorneys' fees) and liabilities based upon or arising out of or in connection with (i) any failure of products supplied by Corn Products hereunder to conform to the Member Warranties; (ii) any violation by Corn Products of any of law, regulation or order; or (iii) Corn Products's negligence or willful misconduct.

         C. By MCP. MCP shall defend, indemnify and hold the Company, Corn Products and Corn Products's Affiliates harmless from and against any and all claims, losses, damages, suits, costs (including reasonable attorneys' fees) and liabilities based upon or arising out of or in connection with (i) any failure of products supplied by MCP hereunder to conform to the Member Warranties; (ii) any violation by MCP of any of law, regulation or order; or (iii) MCP's negligence or willful misconduct.

         D. EXCEPT AS OTHERWISE PROVIDED IN SECTION 5.B (iii) OR SECTION 10.B, NO PARTY SHALL BE LIABLE TO EITHER OF THE OTHER PARTIES FOR CONSEQUENTIAL, INDIRECT, SPECIAL, OR PUNITIVE DAMAGES.

10.      CONFIDENTIALITY.

         A. Members' Obligations. Each of the Members acknowledges that the confidential information and trade secrets of the other two parties shall be subject to Section 6.4 of the Operating Agreement as if each Member was the Company for the purposes of such section.

         B. The Company's Obligation. During the Term, the Company shall not divulge, communicate, use to the detriment of a Member or for the benefit of any other Person, or misuse in any way, any confidential information or trade secrets of the Members or their Affiliates including, but not limited to, personnel information, secret processes, know-how, customer lists, formulas or other technical data, except as may be required by law, provided, however, that such prohibition shall not apply to any information which, (i) through no improper action of the Company, is publicly available or generally known in the industry; (ii) at the time of disclosure to the Company by any other party was already known to the Company as evidenced by the Company's written records;
(iii) becomes available on a non-confidential basis from a source that is entitled to disclose it on a non-confidential basis, or (iv) was or is independently developed by or for the Company without reference to the confidential information, as evidenced by the Company's written records.

         C. Equitable Relief. The parties acknowledge that a Member would be irreparably damaged by reason of any violation by the Company of the provisions of Section 6.B. in connection with such Member's confidential information and that any remedy at law for a breach by the Company of such provisions would be inadequate. Accordingly, such Member shall be entitled to seek and obtain injunctive or other equitable relief (including, but not limited to, a temporary restraining order, a temporary injunction or a permanent injunction) against any other party for a breach or threatened breach of such provisions and without the necessity of proving actual monetary loss. The parties acknowledge that this injunctive or other equitable relief shall not be such Member's exclusive remedy for any breach of Section 6.B., and such Member may seek any other relief or remedy that it may have by contract, statute, law or otherwise for any breach hereof. Such Member shall also be entitled to recover its attorneys' fees and expenses in any successful action or suit against the Company relating to any such breach.

11.      FORCE MAJEURE.

         If any party's performance of any of its duties or obligations under this Supply Agreement is prevented, hindered, delayed or otherwise made impracticable by reason of any strike, labor disturbance, flood, riot, fire, failure of transportation, unavailability of raw materials, civil unrest, act of the government, Act of God, natural disaster, explosion, equipment failure that is beyond such party's control, war or any other casualty which cannot be overcome by reasonable diligence and without unusual expense, such party shall, except as provided in Section 3.C, be excused from such performance to the extent that it is so prevented, hindered or delayed thereby during the continuance of any such happening or event and for so long as such event shall continue to prevent, hinder or delay such performance; provided, however, that such party diligently works to cure such non-performance in the shortest reasonable time period. The party asserting force majeure shall, in each instance, give the other party written notice within a reasonable time after becoming aware thereof. Such notice shall include a brief description of the events or circumstances of force majeure and an estimate of the anticipated duration. Within a reasonable time after knowledge of the cessation of any such continuing events or circumstances constituting force majeure, the party that asserted the same shall give the other parties written notice of the date of such cessation.

12.      COMPLIANCE WITH LAWS.

         A. General. Each Party shall comply with all laws, regulations, executive orders, and codes, applicable to it in connection with its performance hereunder.

         B. The Company's Additional Obligations. The Company shall be responsible for proper transportation, storage, security, handling, accounting for, and protection from the elements, contamination, damage or destruction of products supplied hereunder while they are in its or its agent's control. The Company acknowledges that the such products are foodstuffs for human consumption and accordingly, special precautions as outlined in Part 110 of the Code of Federal Regulations must be undertaken to safeguard the same. The Company will store, handle, maintain, and transport such products in such a way as to prevent degradation of quality, contamination, or adulteration before sale to its customers.

         C. Regulatory Inquiries. If the Company receives an inquiry from any governmental or regulatory agency regarding products supplied hereunder that could reasonably be expected to impact a Member or require a response from or action by a Member, the Company shall immediately notify such Member in writing.

13.      FOOD LAW WARRANTY.

         The Company warrants that the products supplied hereunder, as of the date of shipping to its customer or any other third party, (a) will not be adulterated or misbranded within the meaning of the Act, or an article which may not, under the provisions of Section 404 and 505 of the Act, be introduced into interstate commerce, or adulterated or misbranded within the meaning of the food laws of any state to which it is shipped; and (b) will be exempt or recognized as safe, for the conditions and quantities of intended use, within the meaning of the Food Additives Amendment of the Act.

14.      DISPUTE RESOLUTION.

         Any dispute, controversy or claim arising out of or in connection with this Supply Agreement shall be resolved in accordance with Article XIII of the Operating Agreement, and the Company shall be deemed to be a Member (as defined in the Operating Agreement) for purposes of this Section.


15.      GOVERNING LAW.

         This Supply Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of laws.


16.      ASSIGNMENT.

         This Supply Agreement may not be assigned by any party except to (a) an Affiliate of such party; or (b) a transferee of all or substantially all of the business and assets of such party.

17.      THIRD-PARTY BENEFICIARY.

         Nothing contained herein shall create third party beneficiary rights in any third party including any customer of the Company.

18.      NOTICES.

         Notices hereunder shall be given to the respective party at the address set forth in the introduction to this Supply Agreement or such other address as shall be specified by the applicable party in a notice hereunder.

19.      TRADEMARKS AND TRADE NAMES.

         Nothing herein shall grant to the Company or a Member a right to register or use any trademark or trade name of the Company or the other Member without such other Member's prior written consent. The Company and each Member acknowledge that they have no right, title, or interest in or to the Company's or the other Member's trade name or in or to any such trademarks of the Company or the other Member.

20.      MISCELLANEOUS.

         A. All capitalized terms not defined herein shall have the meanings set forth in the Operating Agreement.

         B. The invalidity or unenforceability of any particular provision of this Supply Agreement shall not affect any other provisions hereof, and this Supply Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         C. The headings of this Supply Agreement are for the convenience of the parties and shall not be construed as having any legal or binding meaning or effect.

         D. The failure by any party to insist upon strict performance of any covenant or condition of this Supply Agreement, in any one or more instances, shall not be construed as a waiver or relinquishment of any such covenant or condition in the future, but the same shall be and remain in full force and effect.

         E. This Supply Agreement and the Operating Agreement (i) constitute the entire understanding and agreement among the parties hereto with respect to the subject matter hereof; (ii) cancel and supersede any prior negotiations; and
(iii) merge all understandings and agreements, whether verbal or written, with respect thereto. Each Member specifically rejects any additional, different, or inconsistent terms or conditions proposed by the Company. This Supply Agreement can be amended only by a written instrument executed by the parties hereto. In the event of a conflict between this Supply Agreement and any Exhibit hereto, the terms of this Supply Agreement shall govern.